Exhibit 4.1

Execution Version

TEEKAY CORPORATION

9.250% SENIOR SECURED NOTES DUE 2022

INDENTURE

DATED AS OF MAY 13, 2019

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

Section 12.12	Table of Contents, Headings, Etc	130
Section 12.13	Force Majeure	130
Section 12.14	Legal Holidays	131
Section 12.15	Benefit of the Indenture	131
Section 12.16	Jury Trial Waiver	131

Appendices

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibits

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

This Indenture, dated as of May 13, 2019, is by and among Teekay Corporation, a Marshall Islands corporation, the guarantors listed on the signature pages hereto, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of $250,000,000 in aggregate principal amount of 9.250% Senior Secured Notes due 2022 issued on the date hereof (the “Initial Notes”) and (ii) the issuance of Additional Notes (as defined herein) that may be issued from time to time on any date subsequent to the Issue Date, to be guaranteed as provided herein by the Guarantors;

WHEREAS, all things necessary have been done by the Issuer to make this Indenture, when executed and delivered by the Issuer, a valid, binding and legal instrument;

WHEREAS, all things necessary have been done by the Issuer to make the Notes, when executed by the Issuer and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of Issuer.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

“Acquired Indebtedness” means:

(1)    with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary; and

(2)    with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged or consolidated with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, in each case of (1) and (2) regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture whether or not they bear the same CUSIP number.

“Additional Vessel” means a Vessel that is used or useful in a Permitted Business.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of:

(a)    the present value at such redemption date of (i) the redemption price of such Note at November 15, 2020 (such redemption price being set forth in the table appearing in Section 3.7(b)) plus (ii) all required interest payments (excluding accrued and unpaid interest, if any, to such redemption date) due on such Note through November 15, 2020, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b)    the principal amount of such Note.

“Appraised Value” means the fair market sale value as of a specified date of a specified Vessel that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, taking into account any charters or other contracts for employment with respect to such Vessel at such time, as determined in writing by an Independent Appraiser selected by the Issuer.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1)    an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)    the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(1)    any sale, conveyance, transfer, lease, assignment or other disposition for value by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary, including by means of a Sale and Leaseback Transaction or a merger, amalgamation or consolidation, in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(2)    any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.9) to any Person other than the Issuer or any Restricted Subsidiary, in one transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required by law) (the actions described in these clauses (1) and (2), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(a)    transfers of cash or Cash Equivalents;

(b)    transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 4.13 or Section 5.1;

(c)    Permitted Investments and Restricted Payments permitted in Section 4.7;

(d)    the lease, assignment or sublease of real or personal property (including any charter, pool agreement, operations or service contract or lease of a Vessel) in the ordinary course of business;

(e)    the creation, incurrence or assumption of or realization on or perfection of any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(f)    transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer necessary, used or useful in the business of the Issuer or its Restricted Subsidiaries;

(g)    the abandonment of Intellectual Property rights in the ordinary course of business which in the reasonable view of the Issuer are uneconomical or not material to the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(h)    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and its Restricted Subsidiaries (other than as would have a material adverse effect on the value of the Collateral or the ability of the Collateral Agent or the Holders to realize the benefits of, and intended to be afforded by, the Collateral);

(i)    a disposition of inventory in the ordinary course of business;

(j)    a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements or any sale of assets received by the Issuer or a Restricted Subsidiary upon the foreclosure of a Lien granted in favor of the Issuer or a Restricted Subsidiary;

(k)    the trade or exchange by the Issuer or any Restricted Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to clause (p) below; provided, further that to the extent the assets that are the subject of the trade or exchange are Collateral, the asset or assets received shall also be Collateral of the same priority as the asset disposed of and which are thereupon with their acquisition added to the Collateral securing the Notes;

(l)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements;

(m)    the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(n)    the surrender or waiver in the ordinary course of business of contract rights, the termination of leases in the ordinary course of business or the settlement, release or surrender of contractual, non-contractual, tort or other claims of any kind;

(o)    dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management or consultants of the Issuer or any of its Restricted Subsidiaries;

(p)    any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $15.0 million per occurrence;

(q)    any issuance of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary;

(r)    any Specified Sale consummated prior to November 15, 2020; and

(s)    the issuance of Preferred Stock or Disqualified Equity Interests of Restricted Subsidiaries not prohibited by this Indenture.

“Authenticating Agent” means an agent appointed by the Trustee in accordance with Section 2.2(d) and Section 7.10 hereof for the purpose of authenticating the Notes.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or in the place of payment are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018 shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to December 31, 2018, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)    U.S. dollars, euros or the currency of any country recognized by the United States;

(2)    marketable obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within two years of the date of acquisition thereof;

(3)    demand and time deposits and certificates of deposit of any lender under any Debt Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or a U.S. branch of any other Eligible Bank maturing within two years of the date of acquisition thereof;

(4)    commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than two years after the date of acquisition thereof;

(5)    repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) or (6) of this definition entered into with any Eligible Bank and maturing not more than one year after such time;

(6)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than two years from the date of acquisition;

(7)    investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (6) above;

(8)    demand deposit accounts maintained in the ordinary course of business; and

(9)    in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (8) above.

“Cash Flow from Vessel Operations” means, for any period, the income from vessel operations of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any income from vessel operations of an Unrestricted Subsidiary; provided that:

(1)    Consolidated Depreciation Expense and Consolidated Amortization Expense shall be excluded;

(2)    amortization of in-process revenue contracts for such Person and its Restricted Subsidiaries shall be excluded;

(3)    asset impairments for such Person and its Restricted Subsidiaries shall be excluded;

(4)    gains or losses on the sale of Vessels and equipment for such Person and its Restricted Subsidiaries shall be excluded;

(5)    adjustments for direct financing leases to a cash basis for such Person and its Restricted Subsidiaries shall be included; and

(6)    realized gains or losses on the settlement of foreign currency forward contracts for such Person and its Restricted Subsidiaries shall be included.

“Change of Control” means the occurrence of any of the following events:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation and other than operating leases arising as a result of charters, pool agreements or Vessel employment contracts entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than transactions with any Permitted Holder;

(2)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder or Permitted Holders, is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing more than 50.0% of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis; or

(3)    the adoption by the stockholders of the Issuer of a Plan of Liquidation.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if immediately following that transaction no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” and “Pledged Collateral” (or equivalent terms) as defined in any Security Document and any and all other property, no existing or hereafter acquired, on which a Lien to secure the Notes and the Guarantees is granted to the Collateral Agent pursuant to the Security Documents.

“Collateral Agent” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Collateral Grantor” means each Collateral Vessel Owner, each Restricted Subsidiary that directly owns the Equity Interests of a Collateral Vessel Owner and each Daughter Company Pledgor.

“Collateral Securities” means (i) the common units of Teekay LNG and the Class A common stock of Teekay Tankers, in each case directly owned by the Issuer or any Restricted Subsidiary on the Issue Date, (ii) any additional Equity Interests received in exchange or conversion for, through stock splits of, or dividends or distributions on, such common units or Class A common stock, as applicable, and (iii) any Equity Interests of a Daughter Company acquired using the Net Available Proceeds of an Asset Sale of Collateral Securities in accordance with Section 4.10(a)(3)(F).

“Collateral Vessel” means (i) each of the Petrojarl Banff and the Sevan Hummingbird FPSO Units and (ii) unless the owner of the Petrojarl Foinaven FPSO Unit is prohibited from granting Liens of the Petrojarl Foinaven FPSO Unit in favor of the Collateral Agent for the benefit of the Trustee and the Holders by the terms of any applicable charter or other agreement with a Person who is not an Affiliate of the Issuer, the Petrojarl Foinaven FPSO Unit.

“Collateral Vessel Owner” means each Person that directly holds an ownership interest in a Collateral Vessel.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Conforming Margin Loan Agreement” means a revolving credit agreement provided by one or more margin lending financial institutions, at least 75% of the commitments under which are provided by commercial banks, investment banks or affiliates of the foregoing who regularly provide such loans (which for the avoidance of doubt, excludes any hedge fund, non-traditional lender, private equity fund or any of their affiliates), which (i) is secured exclusively by the Collateral Securities and (ii) which contains usual and customary terms and conditions on the amount of credit that may be extended thereunder in compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any amortization expense of an Unrestricted Subsidiary.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1)    Consolidated Net Income, plus

(2)    in each case only to the extent deducted in determining Consolidated Net Income,

(a)    Consolidated Income Tax Expense,

(b)    Consolidated Amortization Expense,

(c)    Consolidated Depreciation Expense,

(d)    Consolidated Interest Expense,

(e)    any costs, expenses or charges (including advisory, legal and professional fees) related to any issuance of debt or equity, investments, acquisition, disposition, asset sale, recapitalization or incurrence, issuance, amendment, waiver, modification, redemption or refinancing of any Indebtedness, whether or not consummated, including (A) prepayment premiums, breakage costs and LIBOR indemnities or funding costs, (B) such fees, expenses or charges related to the offering of the Notes and any Debt Facilities, (C) any amendment or modification of the Notes or any Debt Facility, (D) any net loss from the extinguishment of any Indebtedness of any Person or the amortization or write-off of Indebtedness issuance costs or Indebtedness discount and (E) any expenses in connection with related due diligence activities or other transactions costs, in each case, as determined by any Officer of the Issuer,

(f)    any charge, loss, fee, expense, cost accrual or reserve of any kind attributable to the undertaking and/or implementation of cost savings initiatives, cost rationalization programs, operating expense reductions, and/or synergies (including, without limitation, in connection with any integration, restructuring or transition, facility openings and/or reopenings, inventory optimization programs, curtailments and/or future lease commitments), restructuring charges, charges relating to the closure or consolidation of facilities (including, without limitation, severance, rent termination costs, moving costs and legal costs), severance charges, retention or completion bonuses, charges associated with modifications to pension and post-retirement employee benefit plans, corporate development charges and professional and consulting fees incurred in connection with any of the foregoing,

(g)    earn-out obligations incurred or accrued in connection with any acquisition and/or Permitted Investment and paid or accrued during such period,

(h)    distributions and dividends (including payments-in-kind) to the Issuer and its Restricted Subsidiaries relating to such period from any Daughter Company or Unrestricted Subsidiary, and

(i)    all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3)    Consolidated Income Tax Benefit, minus

(4)    the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period), minus

(5)    the net income (or loss) of any Daughter Company, minus

(6)    dry-dock expenditures, minus

(7)    any net gain from the extinguishment of Indebtedness of any Person.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any depreciation expense of an Unrestricted Subsidiary.

“Consolidated Income Tax Benefit” for any period means the income tax benefit of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any income tax benefit of an Unrestricted Subsidiary.

“Consolidated Income Tax Expense” for any period means the provision for income taxes of the relevant Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; excluding any provision for income taxes of an Unrestricted Subsidiary.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)    the incurrence or issuance of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)    any Asset Sale or Asset Acquisition (including, without limitation, acquisitions of Additional Vessels and any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated Cash Flow) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided that if the Issuer or any Restricted Subsidiary shall have entered into an agreement to build or acquire an Additional Vessel that, at the time of calculation is being constructed on behalf of the Issuer or such Restricted Subsidiary, is scheduled for delivery no later than one year from the time of calculation and is, or is reasonably expected to be upon delivery (as determined by the Board of Directors of the Issuer), subject to a

Qualified Services Contract, then the Consolidated Interest Coverage Ratio for such period may, at the Issuer’s election, be calculated after giving pro forma effect thereto as if the Additional Vessel subject to such committed construction contract had been acquired by the Issuer or such Restricted Subsidiary on the first day of the Four-Quarter Period; provided, further, that unless a Qualified Services Contract is in effect with respect to such Additional Vessel at such time, pro forma Consolidated Cash Flow attributable to such Additional Vessel shall be based on spot rates in effect at such time;

provided, further, that in the case of clauses (1) and (2) above, such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

For purposes of this definition, whenever pro forma effect is to be given to (i) any transaction (other than the acquisition of an Additional Vessel or a committed construction contract with respect to an Additional Vessel that is subject to a Qualified Services Contract), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the specified Person, and (ii) the acquisition of an Additional Vessel or to a committed construction contract with respect to an Additional Vessel that is subject to a Qualified Services Contract, shall be made as follows:

(a)    the amount of Consolidated Cash Flow attributable to such Additional Vessel shall be calculated in good faith by a responsible financial or accounting officer of the Issuer;

(b)    in the case of earned revenues under a Qualified Services Contract, the Consolidated Cash Flow shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Additional Vessel or Additional Vessels, taking into account, where applicable, only actual expenses incurred without duplication in any measurement period;

(c)    the amount of Consolidated Cash Flow shall be the lesser of the Consolidated Cash Flow derived on a pro forma basis from revenues that are guaranteed to be earned, without condition or contingency, for the first full year of the Qualified Services Contract and the average of the Consolidated Cash Flow of each year of such Qualified Services Contract for the term of the Qualified Services Contract;

(d)    in determining the estimated expenses attributable to such Additional Vessel, the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness (including Indebtedness that is anticipated to be incurred following the time of calculation in order to consummate the construction, acquisition and/or delivery of the Additional Vessel) relating to the construction, delivery and/or acquisition of such Additional Vessel; and

(e)    with respect to any expenses attributable to an Additional Vessel, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(a)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (or, if none, than based on such optional rate chosen as the Person may designate); and

(c)    notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any total interest expense of an Unrestricted Subsidiary and including, without duplication, the following amounts, to the extent they are not from an Unrestricted Subsidiary:

(1)    imputed interest on Capitalized Lease Obligations;

(2)    commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)    the net costs associated with Hedging Obligations related to interest rates (excluding amortization of fees or any non-cash interest expense attributable to the movement in mark-to-market valuation of such obligations);

(4)    amortization of original issue discount;

(5)    all other non-cash interest expense;

(6)    capitalized interest;

(7)    all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer, or to the Issuer or a Restricted Subsidiary of the Issuer);

(8)    all interest payable with respect to discontinued operations; and

(9)    all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

Consolidated Interest Expense shall not include any interest expenses relating to (A) penalties and interest related to taxes, (B) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses, (C) any expensing of bridge, commitment or other financing fees, (D) fees related to undrawn letters of credit and (E) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition.

Consolidated Interest Expense shall be reduced by any interest income of the Issuer and its Restricted Subsidiaries to the extent received in cash.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP and excluding any net income (or loss) of an Unrestricted Subsidiary; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1)    the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)    except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)    solely for purposes of Section 4.7, the net income of any Restricted Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived and provided that Consolidated Net Income will be increased by an amount of cash dividends or distributions actually paid to such Person or a Restricted Subsidiary of such Person;

(4)    gains or losses attributable to discontinued operations;

(5)    any gain (or loss), charge or write-off, together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized or recorded during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale (or asset sale) by the Issuer or any Restricted Subsidiary or abandonments or reserves relating thereto;

(6)    gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)    unrealized gains and losses with respect to Hedging Obligations;

(8)    the cumulative effect of any change in accounting principles or policies;

(9)    any extraordinary, non-recurring, exceptional or unusual gain, loss, expense or charge and the related tax effect;

(10)    any non-cash compensation charges or other non-cash charges or expenses (including write-offs and write-downs) with respect to the grant, issuance or repricing of stock options, restricted stock or other equity compensation awards or any amendment, modification, substitution or change of any equity-based award and any non-cash net after tax gains or losses attributable to the termination of any employee pension benefit plan;

(11)    to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; and

(12)    goodwill write downs or other non-cash impairments of assets, any non-cash impairment charges resulting from the application of ASC 350—Intangibles - Goodwill and Other and ASC 360—Property, Plant and Equipment, and the amortization of intangible assets.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication:

(1)    all assets of Unrestricted Subsidiaries; and

(2)    all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses, right of use assets related to operating leases and any other amounts classified as intangible assets in accordance with GAAP, calculated on a pro forma basis giving effect to any acquisitions made since the latest balance sheet date, and adding any investment by such Person or its Restricted Subsidiaries in an Unrestricted Subsidiary, determined in accordance with ASC 323 Investments—Equity Method and Joint Ventures.

“Corporate Trust Office” means the offices of the Trustee at which at any time this Indenture is being administered, which office as of the date hereof is located at Wilmington Trust, National Association, 15950 N. Dallas Parkway, Suite 550, Dallas, Texas 75248, Attention: Teekay Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Coverage Ratio Exception” has the meaning set forth in Section 4.9(a).

“Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Daughter Company” means each of Teekay LNG and Teekay Tankers.

“Daughter Company Obligations” means the Indebtedness of any Daughter Company or any of their respective Subsidiaries.

“Daughter Company Pledgor” means any Restricted Subsidiary of the Issuer that directly owns Collateral Securities.

“Debt Facilities” means one or more debt facilities, debt instruments, indentures or other evidences of Indebtedness (which may be outstanding at the same time and including, without limitation, the Margin Loan Credit Agreement), commercial paper facilities or other agreements providing for revolving credit loans, debt securities, notes, term loans, receivables financing, letters of credit or other Indebtedness and, in each case, as such agreements may be amended, refinanced, restated, replaced, refunded, increased, extended or otherwise restructured, in whole or in part from time to time whether in the bank or debt capital markets (or combination thereof) (including increasing or decreasing the amount of available borrowings thereunder or adding or removing Subsidiaries of the Issuer as additional borrowers, co-issuers or guarantors thereunder or changing the maturity of any Indebtedness incurred thereunder or contemplated thereby) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements, and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents) and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend (as defined in Appendix A) if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend (as defined in Appendix A).

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3(b) hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in accordance with this Indenture.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale (or similar terms) occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions in Section 4.13 and Section 4.10, respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.13 and Section 4.10, respectively.

“dollars”, “U.S. dollars” or “$”means lawful money of the United States.

“DTC” means The Depository Trust Company and any successor.

“Earnings” means, with respect to any Collateral Vessel, (i) all freight, hire and passage moneys payable to the Issuer or any of its Restricted Subsidiaries as a consequence of the ownership, use or operation of such Collateral Vessel, including without limitation payments under any Vessel Contract in respect of such Collateral Vessel, (ii) any claim under any guarantee in respect of any Vessel Contract or otherwise related to freight, hire or passage moneys, in each case payable to the Issuer or any of its Subsidiaries as a consequence of the operation of such Collateral Vessel; (iii) compensation payable to the Issuer or any of its Restricted Subsidiaries in the event of any requisition of such Collateral Vessel; (iv) remuneration for salvage, towage and other services performed by such Collateral Vessel and payable to the Issuer or any of its Restricted Subsidiaries; (v) demurrage and retention money receivable by the Issuer or any of its Restricted Subsidiaries in relation to such Collateral Vessel; (vi) all moneys which are at any time payable under the Insurances in respect of loss of Earnings with respect to such Collateral Vessel; (vii) if and whenever such Collateral Vessel is employed on terms whereby any moneys falling within items (i) through (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Collateral Vessel; and (viii) other money whatsoever due or to become due to any of the Issuer or any of its Subsidiaries in relation to such Collateral Vessel.

“Earnings Account” means, with respect to any Collateral Vessel, an interest bearing account into which all Earnings derived from any charter, bareboat charter or similar contract with respect to such Collateral Vessel and all Event of Loss Proceeds received in respect of an Event of Loss with respect to such Collateral Vessel shall be deposited or forwarded that is subject to an account control agreement, except to the extent prohibited by applicable law.

“Eligible Bank” means any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Event of Loss” means any of the following events: (1) the actual or constructive total loss of any Collateral Vessel or the agreed or compromised total loss of any Collateral Vessel; (2) the destruction of any Collateral Vessel; (3) damage to any Collateral Vessel to an extent, determined in good faith by the Issuer within 90 days after the occurrence of such damage, as shall make repair thereof uneconomical or shall render such Collateral Vessel permanently unfit for normal use (other than obsolescence); or (4) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of any Collateral Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (a) in the event of the destruction or other actual total loss of any Collateral Vessel, on the date of such loss, or if such date is unknown, on the date such Collateral Vessel was last reported; (b) in the event of a constructive, agreed or compromised total loss of any Collateral Vessel, on the date of determination of such total loss; (c) in the case of any event referred to in clause (3) above, upon the date of determination; or (d) in the case of any event referred to in clause (4) above, on the date that is six months after the occurrence of such event.

“Event of Loss Proceeds” means all cash compensation, damages and other payments (including insurance proceeds) received by the Issuer or a Restricted Subsidiary or the Collateral Agent from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means net cash proceeds or property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Equity Interests) of the Issuer after the Issue Date from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or a Subsidiary for the benefit of their employees to the extent funded by the Issuer or a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Issuer, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate; provided that the Issuer, in its sole discretion, may subsequently undesignate any previously designated Excluded Contribution (to the extent such proceeds have not been applied to make Restricted Payments) pursuant to an Officer’s Certificate.

“Existing Notes” means the (1) 8.5% Senior Notes due 2020 issued by the Issuer pursuant to an indenture dated as of January 27, 2010 and (2) 5.0% Convertible Senior Notes due 2023 issued by the Issuer pursuant to an indenture dated as of January 26, 2018.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities and the value of any associated charter contracts relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer.

“FPSO Unit” means a floating production, storage and off loading unit.

“Free Cash Flow” means, for any period, the sum, without duplication, of:

(1)    distributions or dividends (including payments-in-kind) to the Issuer and its Restricted Subsidiaries relating to such period from any Daughter Company; plus

(2)    Cash Flow from Vessel Operations of the Issuer and its Restricted Subsidiaries; less

(3)    Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries; less

(4)    dry-dock expenditures of the Issuer and its Restricted Subsidiaries; less

(5)    corporate general and administrative expenses of the Issuer and its Restricted Subsidiaries; less

(6)    Consolidated Income Tax Expense of the Issuer and its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States, as in effect on December 31, 2018.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“Governing Board Member” means the individuals serving as members of the protectorate or governing boards of (x) the Trust or its trustee or (y) if the individuals serving as members of the protectorate or governing boards of the Trust or its trustee immediately prior to any restructuring or dissolution of the Trust or any transfer of Common Stock of the Issuer held directly or indirectly thereby represent at least a majority of the members of the protectorate or governing board of the Trust (or trustee thereof) or other entity replacing the Trust as a direct or indirect owner of all, or substantially all, of the Common Stock of the Issuer held directly or indirectly by the Trust immediately prior to such restructuring, dissolution or transfer, such replacement trust (or its trustee) or entity, together with any new members whose election or appointment was approved by at least two-thirds of the members of such board.

“Government Securities” means (1) securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuers thereof.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a party to this Indenture for purposes of providing a Guarantee with respect to the Notes, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer, (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests nor the payment of interest in the form of additional Indebtedness, Disqualified Equity Interests or Preferred Stock shall be deemed to be an incurrence of Indebtedness and (3) any Indebtedness pursuant to any revolving credit or similar facility shall only be incurred at the time any funds are borrowed thereunder.

“Indebtedness” of any Person at any date means, without duplication:

(1)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)    all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions, in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(4)    all obligations of such Person for the deferred purchase price or deferred consideration or similar arrangements in respect of property or services (other than (i) trade payables and other accrued current liabilities incurred in the ordinary course of such Person’s business and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP (excluding disclosure on the notes and footnotes thereto));

(5)    the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Restricted Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)    all Capitalized Lease Obligations of such Person;

(7)    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

(9)    to the extent not otherwise included in this definition, net Hedging Obligations of such Person.

Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(1)    accrued expenses and trade accounts payable arising in the ordinary course of business;

(2)    any indebtedness that has been defeased, covenant defeased or satisfied and discharged in accordance with GAAP or pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such Indebtedness; and

(3)    any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum mandatory redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

The term “Indebtedness” excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Appraiser” means a Person:

(1)    that is (a) engaged in the business of appraising Vessels and qualified to appraise the applicable Vessel, in each case, as determined in good faith by the Issuer or (b) if no Person described in clause (1)(a) is at such time generally providing appraisals of Vessels (as determined in good faith by the Issuer) then, an independent investment banking firm of international standing qualified to perform such valuation (as determined in good faith by the Issuer); and

(2)    that (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Issuer, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, partner or Person performing similar functions.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investments” of any Person means:

(1)    all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person (excluding endorsements of negotiable instruments and documents in the ordinary course of business, extensions of trade credit, advances to customers and suppliers and commission, travel and other similar advances to officers, directors, employees and consultants made in the ordinary course of business);

(2)    all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)    all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4)    the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.16. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments, and guarantees of obligations under leases in the ordinary course of business shall not be deemed Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Issuer’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Issue Date” means May 13, 2019, the date on which the Initial Notes were originally issued.

“Issuer” means Teekay Corporation, a Marshall Islands corporation, and any successor Person resulting from any transaction permitted by Section 5.1.

“Kattegat” means Kattegat Limited, a Bermuda exempted company, which on the date of this Indenture is wholly owned by the Trust.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any financing lease having substantially the same economic effect as any of the foregoing.

“Margin Loan Agreement” means that certain Margin Loan Agreement, dated as of December 21, 2012, by and among Teekay Finance Limited, as borrower, the Issuer, as guarantor, Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), replaced, supplemented or otherwise modified from time to time in compliance with the definition of “Conforming Margin Loan Agreement.”

“MLA Subsidiary” means a Restricted Subsidiary which directly owns Collateral Securities but is prohibited from granting Liens securing the Notes and Guarantees on such Collateral Securities due to restrictions in a Conforming Margin Loan Agreement under which such Restricted Subsidiary pledges such Collateral Securities.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Net Available Proceeds” means, with respect to any Asset Sale, Specified Sale or Specified Equity Contribution, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, Specified Sale or Specified Equity Contribution, net of:

(1)    brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale, Specified Sale or Specified Equity Contribution and other reasonable costs incurred in preparing such asset for sale and any relocation expenses incurred as a result thereof;

(2)    provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale, Specified Sale or Specified Equity Contribution (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)    with respect to any Asset Sale or Specified Sale, amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) (a) owning a beneficial interest in the assets subject to the Asset Sale or Specified Sale or (b) having a Lien thereon that has a higher priority than the Liens securing the Notes and the Guarantees on the assets or assets that were the subject of the Asset Sale or Specified Sale and that is required to be paid as a result of such transaction;

(4)    with respect to any Asset Sale or Specified Sale, payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale or Specified Sale;

(5)    with respect to any Asset Sale or Specified Sale, appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale or Specified Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale or Specified Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Specified Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds; and

(6)    with respect to any Asset Sale or Specified Sale, any portion of cash proceeds that the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale or Specified Sale exceeds the actual post-closing adjustments payable by the Issuer or any of its Restricted Subsidiaries will constitute Net Available Proceeds on such date.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)    as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Documents” means, collectively, this Indenture, the Notes (including Additional Notes), the Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other Secured Obligations, and any other document or instrument executed or delivered at any time in connection with any Secured Obligations, to the extent such are effective at the relevant time, in each case, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness and guarantees of payment of such Obligations under any Notes Documents or documents governing another Debt Facility, as the case may be.

“Offer to Purchase” means, as applicable, a Change of Control Offer, Specified Proceeds Offer or Net Proceeds Offer.

“Offering Memorandum” means the Issuer’s offering memorandum, dated May 2, 2019, related to the offer and sale of the Initial Notes.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors; the Chief Executive Officer; the Chief Financial Officer; the President; any Vice President; the Treasurer; or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Path” means Path Spirit Limited, an English company limited by guarantee which is the trust protector of the Trust.

“Payment Default” means any default in payment of amounts when due on the applicable Indebtedness, without giving effect to any grace period.

“Permitted Business” means the businesses of the Issuer and its Subsidiaries engaged in or proposed to be engaged in on the Issue Date and any other activities that are similar, complementary, synergistic, ancillary, incidental or reasonably related to, or a reasonable growth, extension, expansion, evolution or development of, such businesses or ancillary thereto, in each case, as determined in good faith by the Issuer.

“Permitted Collateral Liens” means Permitted Liens other than Permitted Liens under clauses (14), (17), (19), (20), (21), (22), (27) and (28) of the definition of “Permitted Liens”.

“Permitted Holder” means the Trust, a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member), or any other entity (including Resolute, Kattegat and Path) more than 50% of the total voting power of the Voting Stock or other controlling interests of which is, beneficially owned by the Trust or by a majority of the Governing Board Members (each in his or her capacity as a Governing Board Member).

“Permitted Indebtedness” has the meaning set forth in Section 4.9(b).

“Permitted Investment” means:

(1)    Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into or dispose of all or substantially all of its property or assets to, or is liquidated into, the Issuer or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation;

(2)    Investments in the Issuer or in any Restricted Subsidiary;

(3)    loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Issuer or any Restricted Subsidiary;

(4)    Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5)    Investments in cash and Cash Equivalents;

(6)    Investments in securities of trade creditors or customers received pursuant to any bankruptcy, workout, plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise, settlement or resolution of Indebtedness, claims, litigation, arbitration or other disputes with such parties and, in each case, extensions, modifications and amendments thereof;

(7)    Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 or a disposition of assets that is not an Asset Sale;

(8)    any Investments in prepaid expenses, negotiable instruments held for collection, surety and performance bonds and worker’s compensation, and lease, utility, tax, performance and other similar deposits and prepaid expenses in the ordinary course of business;

(9)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10)    guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with Section 4.9;

(11)    repurchases of or other Investments in the Notes;

(12)    advances or extensions of credit to customers or suppliers in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(13)    Investments existing on, or made pursuant to commitments in effect on, the Issue Date and any Investment consisting of an extension, modification, renewal or replacement of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(14)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer and/or Investments made with the net cash proceeds from the sale of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer; provided, however, that in either case such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(15)    performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business; and

(16)    Receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 4.7.

“Permitted Jurisdiction” means each of the United States or any State thereof or the District of Columbia, Canada, the United Kingdom, Norway, the Cayman Islands, Bermuda, Singapore, Austria, Luxembourg, the Netherlands, Australia, Ireland, the Marshall Islands, Switzerland, the Commonwealth of the Bahamas, Liberia, Hong Kong, Malta and Cyprus.

“Permitted Liens” means the following types of Liens:

(1)    Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2)    Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)    pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security regulations;

(4)    Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers or (iii) deposits as security for contested taxes or import duties or for the payment of rent, in each case, in the ordinary course of business;

(5)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)    Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(7)    easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(8)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff, and deposits made in the ordinary course of business to secure liability to insurance carriers;

(10)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11)    any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary in accordance with this Indenture;

(12)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13)    Liens securing the Notes and any Guarantee issued on the Issue Date and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Security Documents;

(14)    Liens (other than on Collateral) securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, which do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries;

(16)    Liens in favor of the Issuer or a Guarantor;

(17)    Liens securing Indebtedness and other obligations under Debt Facilities incurred and then outstanding pursuant to Sections 4.9(b)(1) and (2), including, without limitation, loans, obligations in respect of letters of credit, related Hedging Obligations and related Specified Cash Management Agreements;

(18)    Liens with respect to any Vessel for maritime torts with respect to damage resulting from allisions, collisions, cargo damage, property damage, conversion (wrongful possession), pollution, personal injury and death, maintenance and cure, and unseaworthiness, in each case, that are covered by insurance (subject to reasonable deductibles);

(19)    Liens securing Acquired Indebtedness permitted to be incurred under this Indenture incurred and then outstanding pursuant to Section 4.9(b)(16); provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(20)    Liens on property or assets of a Person (including shares of stock owned by such Person) existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary or at the time such property or assets are otherwise acquired by the Issuer or Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) (other than after-acquired property that is affixed or appurtenant thereto or incorporated into the property covered by such Lien and after-acquired property of such Person subject to a Lien securing such Indebtedness, which Indebtedness requires or includes a pledge of after-acquired property of such Person);

(21)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

(22)    Liens arising from the deposit of funds or Cash Equivalents or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.9;

(23)    licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(24)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(25)    Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(26)    Liens existing on the Issue Date (other than Liens permitted under clauses (13) and (17) above);

(27)    other Liens securing Indebtedness, with respect to obligations which do not in the aggregate exceed $10.0 million at any time outstanding;

(28)    Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries or obligations under agreements in respect of Unrestricted Subsidiaries;

(29)    any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (13), (19), (20) and (26) above and this clause (29); provided that such Liens (i) do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and the amount of such Indebtedness is not increased except as necessary to pay premiums or expenses incurred in connection with such refinancing and (ii) has no greater priority relative to Notes and the Guarantees and the holders of such Indebtedness secured by such Liens have no greater intercreditor rights relative to the Notes and the Guarantees than the original Liens and related Indebtedness and the holders thereof; and

(30)    Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Vessels or masters’, officers’ or crews’ wages and maritime Liens, that, in the case of each of the foregoing, were not incurred or created to secure the payment of Indebtedness and that in the aggregate do not materially adversely affect the value of the properties subject to such Liens or materially impair the use for the purposes of which such properties are held by the Issuer and its Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):

(1)    the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and

(2)    the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, mortgage financings or purchase money obligations, of the Issuer or any Restricted Subsidiary incurred in connection with the purchase of, or for the purpose of financing the purchase of, all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer (other than through an Excluded Contribution)), other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees or (b) public offerings with respect to the Issuer’s Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8.

“Qualified Services Contract” means, with respect to any Additional Vessel acquired by, or committed to be delivered to, the Issuer or any of its Restricted Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, that the Board of Directors of the Issuer, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors of the Issuer, which contract or contracts:

(1)    are between the Issuer or one of its Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Issuer and (a) such Person (or a parent of such Person) (i) has a rating of either BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency, (ii) is a state-owned, majority state-owned or other state-backed entity, or (iii) is an existing customer of the Issuer or any of its Restricted Subsidiaries and has not previously defaulted on any of its obligations owed to the Issuer or any such Restricted Subsidiary; (b) such contract is supported by letters of credit, performance bonds or guarantees from a Person or its parent that satisfies the requirements described in the preceding subclause (a) of this clause (1), or (c) such contract provides for a lockbox or similar arrangements or direct payment to the Issuer or its Restricted Subsidiary, as the case may be, by a Person satisfying (or a Person whose parent satisfies) such requirements, for the full amount of the contracted payments due over the Four-Quarter Period considered in calculating Consolidated Cash Flow;

(2)    provide for services to be performed by the Issuer or one or more of its Restricted Subsidiaries involving the use of such Additional Vessel by the Issuer or one or more of its Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year;

(3)    provide for a fixed or minimum day rate or fixed rate for such Additional Vessel covering all the period in clause (2) above; and

(4)    for purposes of the covenant described under Section 4.9, provide that revenues from such Qualified Services Contract are to be received by the Issuer or any of the Restricted Subsidiaries within one year of (a) delivery of the related Additional Vessel and (b) the incurrence of any Indebtedness pursuant to such clause.

“Rating Agencies” means each of Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available (other than as a result of voluntary action or inaction on the part of the Issuer), a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Moody’s or S&P, as the case may be.

“Ready for Sea Cost” means with respect to a Vessel to be acquired or constructed by the Issuer or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund, restate, substitute, modify, supplement or reissue or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)    the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses and defeasance costs incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)    the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)    if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)    if the Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Refinanced Indebtedness;

(5)    the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(6)    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(7)    the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired within 90 days of the incurrence of the Refinancing Indebtedness.

“Resolute” means Resolute Investments, Ltd., a Bermuda exempted company, which on the date of this Indenture is wholly owned by Kattegat.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Collateral Agent, respectively, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means any of the following:

(1)    the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis or a basis more favorable to the Issuer);

(2)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Issuer);

(3)    any Investment other than a Permitted Investment; or

(4)    any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under Section 4.9(b)(7)).

“Restricted Payments Basket” has the meaning given to such term in Section 4.7(a).

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“S&P” means S&P Global Inc. or any successor to its rating agency business.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties to a third Person and then or thereafter leases such assets or properties or any part thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” means all Obligations under this Indenture and the Notes.

“Secured Parties” means, collectively, the Holders, the Trustee and the Collateral Agent.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means all security agreements, pledge agreements, mortgages (including the Vessel Mortgages), deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Restricted Subsidiary and any person who is or was a lender at the time such agreement was entered into.

“Specified Equity Contribution” means an irrevocable contribution to the Issuer’s common equity capital, the issue or sale of Qualified Equity Interests of the Issuer, or a combination thereof, which generates Net Available Proceeds in an aggregate amount of not less than $25.0 million.

“Specified Sale” means (i) the sale, conveyance or other disposition of any FPSO Unit owned by the Issuer or any of its Restricted Subsidiaries on the Issue Date, including the sale, conveyance or other disposition of the Equity Interests of any Restricted Subsidiary that directly or indirectly owns any such FPSO Unit, (ii) the sale, conveyance or other disposition of any Class B Common Stock of Teekay Tankers owned by the Issuer or any of its Restricted Subsidiaries on the Issue Date or (iii) the sale, conveyance or other disposition of any Equity Interest of Teekay Finance Limited owned by the Issuer or any of its Restricted Subsidiaries.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Teekay LNG” means Teekay LNG Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands, and its successors.

“Teekay Tankers” means Teekay Tankers Ltd., a Marshall Islands corporation, and its successors.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2020; provided, however, that if the period from the redemption date to November 15, 2020 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust” means The Kattegat Trust, a Bermuda charitable trust, the trustee of which is Kattegat Private Trustees (Bermuda) Limited.

“Trustee” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (1) Teekay LNG and Teekay Tankers, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.16 and (3) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary described in Section 4.16, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Vessel” means any shuttle tanker, FPSO Unit, floating, storage and offtake unit, unit for maintenance and safety, towing and offshore installation vessel, conventional tanker and other vessel, whose primary purpose is the storage, transportation, processing and exploration and production for crude oil or hydrocarbons, in each case together with all related spares, equipment and any additions or improvements thereto.

“Vessel Mortgage” means each first preferred mortgage and any other instruments, such as statutory mortgages and deeds, over any Collateral Vessel, each duly registered in the registry of such Collateral Vessel’s jurisdiction of registration (or other relevant registry) in favor of the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Vessel Value” means, with respect to each Vessel or group of Vessels, (i) with respect to the acquisition or construction of any such Vessel or group of Vessels, the aggregate contract price for the acquisition or construction of such Vessel or group of Vessels (or the acquisition of the Equity Interests of any Person the assets of which primarily consist of such Vessel or group of Vessels), as applicable, plus any Ready for Sea Costs with respect to such Vessel or group of Vessels and (ii) with respect to the refurbishment of any such Vessel or group of Vessels, the greater of (a) the Appraised Value of such Vessel or group of Vessels and (b) the fully built-up cost of such Vessel or group of Vessels; in each case immediately after completion of such refurbishment.

“Vice President”, when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.2    Other Definitions.

Term	Defined in Section
“acceleration declaration”	6.2
“Additional Amounts”	3.8(a)
“Affiliate Transaction”	4.11(a)
“Alternate Offer”	4.13(g)
“Applicable Premium Deficit”	8.8
“Authentication Order”	2.2(c)
“CERCLA”	10.11(f)
“Change of Control Offer”	4.13(b)
“Change of Control Payment Date”	4.13(b)
“Change of Control Purchase Price”	4.13(a)
“Covenant Defeasance”	8.3
“Coverage Ratio Exception”	4.9(a)
“Deposit Trustee”	8.5
“Designation”	4.16(a)
“Designation Amount”	4.16(a)(2)
“EDGAR”	4.3(a)
“Event of Default”	6.1
“Excess Proceeds”	4.10(c)(2)
“Fixed Amounts”	4.9(e)
“Four-Quarter Period”	1.1 (“Consolidated Interest Coverage Ratio”)
“Legal Defeasance”	8.2
“MD&A”	4.3(a)(1)
“Net Proceeds Offer”	4.10(c)(1)
“Net Proceeds Offer Amount”	4.10(d)
“Net Proceeds Offer Period”	4.10(d)
“Net Proceeds Purchase Date”	4.10(d)
“Note Amount”	4.10(c)(1)
“Note Issuance Tax”	3.8(f)
“Note Register”	2.3(a)
“Paying Agent”	2.3(a)
“Permitted Indebtedness”	4.9(b)
“Ratio-Based Amounts”	4.9(e)
“Redesignation”	4.16(d)
“Registrar”	2.3(a)

“Reinstatement Date”	4.17(b)
“Restricted Payments Basket”	4.7(a)
“Specified Proceeds”	4.18(b)
“Specified Proceeds Amount”	4.18(b)
“Specified Proceeds Offer”	4.18(b)
“Specified Proceeds Offer Amount”	4.18(d)
“Specified Proceeds Offer Event”	4.18(b)
“Specified Proceeds Offer Period”	4.18(d)
“Specified Proceeds Purchase Date”	4.18(d)
“Specified Tax Jurisdiction”	3.8(a)
“Successor”	5.1(a)
“Suspended Covenants”	4.17(a)
“Suspension Date”	4.17(a)
“Suspension Period”	4.17(b)
“Taxes”	3.8(a)
“Transaction Date”	1.1 (“Consolidated Interest Coverage Ratio”)
“transfer”	1.1 (“Asset Sale”)

Section 1.3    Rules of Construction. Unless the context otherwise requires:

(a)    a term defined in Sections 1.1 or 1.2 has the meaning assigned to it therein;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and words in the plural include the singular;

(e)    provisions apply to successive events and transactions;

(f)    unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(g)    the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(h)    “including” or “include” means including or include without limitation;

(i)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(j)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(k)    unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and senior Indebtedness shall not be deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral; and

(l)    certain terms used primarily in Appendix A are defined in that Appendix.

Section 1.4    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Collateral Agent, the Issuer and the Guarantors, if made in the manner provided in this Section 1.4.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Notes shall be proved by the Note Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Collateral Agent, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Issuer may, at its option, by or pursuant to a board resolution of the Issuer’s Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such board resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)    Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)    With respect to any Global Note, the Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the expiration date, if any, designated by the Issuer.

ARTICLE II

THE NOTES

Section 2.1    Form and Dating, Terms.

(a)    Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture). The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture), which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issued only in fully registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

(c)    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d)    The Notes shall be subject to repurchase by the Issuer pursuant to a Net Proceeds Offer or Specified Proceeds Offer as provided in Sections 4.10 and 4.18, respectively, or a Change of Control Offer as provided in Section 4.13, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article III.

(e)    An unlimited aggregate principal amount of Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the first date from which interest will accrue) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.9 and Section 4.12; provided, further that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have separate CUSIP and ISIN numbers from the Initial Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including for purposes of voting, redemptions and offers to purchase. Any Additional Notes shall be issued either pursuant to an Officer’s Certificate of the Issuer, pursuant to a resolution by the Board of Directors of the Issuer or pursuant to an indenture supplemental to this Indenture.

Section 2.2    Execution and Authentication.

(a)    At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that or any office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)    On the Issue Date, the Trustee shall, upon receipt of a written request or order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)    The Trustee may appoint an Authenticating Agent acceptable to the Issuer to authenticate Notes in accordance Section 7.10 hereof. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

(e)    The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order from the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $250,000,000, (b) subject to the terms of this Indenture, Additional Notes, and (c) any Unrestricted Global Notes (as defined in Appendix A) issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes. Upon receipt of a written order of the Issuer signed by one Officer of the Issuer, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

Section 2.3    Registrar; Paying Agent.

(a)    The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

(b)    The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.4    Paying Agent to Hold Money in Trust. Unless otherwise agreed with the Paying Agent, the Issuer shall, no later than 12:00 p.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Trustee and the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer specified in Section 6.1(7), the Trustee shall serve as Paying Agent for the Notes.

Section 2.5    Holder Lists. The Trustee, for so long as it is acting as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Every Holder, by receiving and holding the same, agrees with the Issuer, the Guarantors, the Trustee and the Collateral Agent that none of the Issuer, the Guarantors, the Trustee or the Collateral Agent or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, regardless of the source from which such information was derived.

Section 2.6    Transfers and Exchange.

(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(c)    No service charge shall be imposed in connection with any registration of transfer or exchange of the Notes (other than pursuant to Section 2.7), but the Holders shall be required to pay any documentary, stamp, similar issue or transfer tax or similar governmental charge payable in connection therewith (other than any such documentary, stamp, similar issue or transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.7, 3.9, 4.10, 4.13, 4.18 and 9.4).

(d)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)    Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption in accordance with Section 3.2 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, Specified Proceeds Offer or Net Proceeds Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a record date and the next succeeding interest payment date.

(f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Collateral Agent, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, the Collateral Agent, any Agent or the Issuer shall be affected by notice to the contrary.

(g)    Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.2, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

(j)    Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

Section 2.7    Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.7, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.8    Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding to the extent specified in Section 3.7(c)(1).

(b)    If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the New York UCC.

(c)    If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)    If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9    Treasury Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity. To the extent the Issuer acquires Notes, the Issuer may in its discretion, but is not required to, submit such Notes to the Trustee for cancellation.

Section 2.10    Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary

Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11    Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuer shall acquire any of the Notes, however, such acquisition shall not operate as a redemption, cancellation or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. If the Issuer or any of its Restricted Subsidiaries acquires any of the Notes, the Issuer and its Restricted Subsidiaries may, but are not required to, submit such Notes to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. The Issuer may not issue new Notes or replace Notes that it has paid or that have been delivered to Trustee for cancellation. The Trustee shall, at the Issuer’s written request, provide certification of the cancellation of Notes.

Section 2.12    Interest and Defaulted Interest.

(a)    Interest, if any, on the Notes which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note is registered at the close of business on the regular record date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 4.2; provided, however, that each installment of interest, if any, on the Notes may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.14 or to the address of such Person as it appears on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to interest payable on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

(b)    If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuer (or, upon the request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(c)    Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13    CUSIP and ISIN Numbers The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.14    Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.12) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of (i) the records relating to or payments made on account of any participants in the Depositary or any beneficial ownership interests of a Global Note, (ii) maintaining, supervising or reviewing any records maintained by any Depositary or participant therein or any other Person relating to such beneficial ownership interests, or (iii) any consent given or other action taken by the Depositary or other Holder of a Note, as the registered holder thereof.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Note or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.1    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least three Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption to the Holders, a notice setting forth the (i) section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date and (iii) principal amount of Notes to be redeemed. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 3.2    Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption, the Trustee shall select the Notes for redemption on a pro rata basis (except that any Notes represented by a Global Note will be redeemed by such method as the Depositary may require) unless otherwise required by law or any applicable depositary or stock exchange requirements; provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part.

On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture (including accrued and unpaid interest on the Notes to be redeemed). The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiples of $1,000 thereof) of the principal of the Notes that have minimum denominations larger than $2,000.

Section 3.3    Notice of Redemption. The Issuer shall deliver or cause to be delivered in accordance with Section 12.2, a notice of redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee), at least 30, but not more than 60, days before the date of redemption, except that redemption notices may be delivered more than 60 days before a redemption date if the notice is issued in connection with a transaction effected pursuant to Article VIII. Any notice of redemption made in connection with a related transaction or event (including, without limitation, a Qualified Equity Offering, Change of Control, Specified Sale, Asset Sale, financing or other transaction) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and, if applicable, will state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if as determined in good faith by the Issuer, any or all of such conditions will not be satisfied. The Issuer will provide the Trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and, at the request of the Issuer, the Trustee will send a copy of such notice to the Holders in the same manner that the related notice of redemption was given to such Holders. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The notice shall identify the Notes to be redeemed (including “CUSIP” numbers and corresponding “ISINs”, if applicable) and shall state:

(1)    the redemption date;

(2)    the redemption price (or the method by which it is to be determined);

(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate);

(4)    the name and address of the Paying Agent;

(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)    that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)    that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes; and

(9)    any conditions precedent to such redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least three Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. Any such request to the Trustee may be revoked or cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note. The notice of redemption issued pursuant to Section 3.7(a) need not set forth the Applicable Premium but only the manner of calculation thereof.

Section 3.4    Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, subject to satisfaction of any conditions specified in the notice of redemption.

Section 3.5    Deposit of Redemption Price. On or before 12:00 p.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If Notes called for redemption or tendered in a Specified Proceeds Offer, Net Proceeds Offer or Change of Control Offer are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Specified Proceeds Offer, Net Proceeds Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest, if any, not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1.

Section 3.6    Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order from the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note will be in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof.

Section 3.7    Optional Redemption.

(a)    The Notes may be redeemed, in whole or in part, at any time or from time to time prior to November 15, 2020 at the option of the Issuer, upon notice as provided in Section 3.3, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium, and accrued and unpaid interest and Additional Amounts thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date). The Issuer will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, provide an Officer’s Certificate to the Trustee setting forth the Treasury Rate and the Applicable Premium and showing the calculation of each in reasonable detail. The Trustee will have no duty to calculate or verify the Issuer’s calculation of the Treasury Rate or Applicable Premium.

(b)    At any time or from time to time on or after November 15, 2020, the Issuer, at its option, may redeem the Notes, in whole or in part, upon notice as provided in Section 3.3, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest and Additional Amounts thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date), if redeemed during the periods indicated below:

Date:	Redemption Price:
On or after November 15, 2020, but prior to November 15, 2021	104.625%
On or after November 15, 2021, but prior to August 15, 2022	102.313%
On or after August 15, 2022	100.000%

(c)    At any time or from time to time prior to November 15, 2020, the Issuer, at its option, may, on any one or more occasions, redeem up to 35.0% of the principal amount of the outstanding Notes issued under this Indenture (including any Additional Notes issued after the Issue Date), upon notice as provided in Section 3.3, in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.25% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date); provided that:

(1)    at least 65.0% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after giving effect to any such redemption; and

(2)    the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

(d)    Notwithstanding anything to the contrary herein, in connection with any tender offer for the Notes, including a Change of Control Offer or a Net Proceeds Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

Section 3.8    Additional Amounts.

(a)    All payments made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or the Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge of a similar nature (including penalties, additions to tax, interest and other liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of the Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer or applicable Guarantor (including any successor entity) is organized, incorporated, engaged in business or is otherwise resident or treated as resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each Paying Agent), or any political subdivision or any authority or agency therein or thereof having power to tax (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes or the Guarantees, the Issuer or applicable Guarantor will pay such additional amounts (or the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments after such withholding or deduction (and after withholding or deducting any applicable Taxes on the Additional Amounts) will not be less than the amount that would have been received in respect of such payments if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)    any Taxes that would not have been so imposed but for the Holder or beneficial owner of the Notes having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes or the Guarantees);

(2)    any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

(3)    any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or the Guarantees;

(4)    any Taxes that would not have been so imposed but for the failure of the Holder or beneficial owner of the Notes, to the extent it is legally entitled to do so, to complete, execute and deliver to the Issuer any form or document to the extent applicable to such holder or beneficial owner of the Notes that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing by the Issuer or the applicable Guarantor at least 90 days before such withholding or deduction will be payable to be delivered to the Issuer in order to enable the Issuer or the applicable Guarantor to make payments on the Notes or the Guarantees without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Issuer;

(5)    any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6)    any Taxes imposed on or with respect to any payment by the Issuer or any Guarantor to the holder if such holder is a fiduciary, partnership or Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note;

(7)    any Taxes imposed pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury Regulations or other official administrative guidance promulgated thereunder or any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing (and including, for the avoidance of doubt, pursuant to any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date hereof (or any amended or successor version described above)); or

(8)    any combination of items described in clauses (1) through (7) above.

(b)    If the Issuer or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Guarantees, the Issuer will deliver to the Trustee and Paying Agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer will notify the Trustee and Paying Agent promptly thereafter but in no event later than two Business Days prior to the date of payment) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer will provide the Trustee and Paying Agent with documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of Additional Amounts.

(c)    The Issuer or applicable Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Issuer will provide the Trustee and Paying Agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of the Taxes so withheld or deducted. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and Paying Agent to the Holders.

(d)    Whenever in this Indenture there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes, such reference will be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)    The Issuer or applicable Guarantor will indemnify a holder or beneficial owner of the Notes, within 10 Business Days after written demand therefor, for the full amount of any Taxes paid by such holder or beneficial owner to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by on or account of any obligation of the Issuer or Guarantor to withhold or deduct an amount on account of Taxes for which the Issuer or Guarantor would have been obliged to pay Additional Amounts hereunder and any penalties, additions to tax, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a holder will be conclusive absent manifest error.

(f)    The Issuer or applicable Guarantor will pay any present or future stamp, court, issue, registration, value added, court or documentary taxes or any other excise or property taxes, charges or similar levies (including penalties, additions to tax, interest and any other liabilities and reasonable expenses related thereto) that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Guarantees, this Indenture, the Security Documents or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or the Guarantees (each such tax, a “Note Issuance Tax”), and the Issuer or Guarantor will indemnify the holders or beneficial owners for any such Note Issuance Taxes paid by such holders or beneficial owners.

(g)    The obligations described in this Section 3.8 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor is organized or any political subdivision or authority or agency thereof or therein.

Section 3.9    Optional Redemption for Changes in Withholding Taxes.

(a)    The Issuer may redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable) by the Issuer, at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to, but excluding, the applicable redemption date and all

Additional Amounts (if any) then due and which will become due on or before the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in the event that the Issuer determines in good faith that the Issuer or the applicable Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or Guarantees, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Issuer or such Guarantor (including making payment through a paying agent located in another jurisdiction), as a result of:

(1)    a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of this Indenture; or

(2)    any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture.

(b)    Notwithstanding the foregoing, no notice of redemption pursuant to Section 3.9(a) may be given earlier than 60 days prior to the earliest date on which the Issuer or such Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes or the Guarantees were then due. Before the Issuer gives the notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee and Paying Agent (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (b) an opinion of independent legal counsel that the Issuer or the applicable Guarantor has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of Section 3.9(a).

(c)    The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the Holders.

ARTICLE IV

COVENANTS

Section 4.1    Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 12:00 p.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Additional Amounts, if any, then due. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.2    Maintenance of Office or Agency.

(a)    The Issuer shall maintain an office or agency where, subject to such reasonable regulations as the Issuer or the Trustee may prescribe, Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and Guarantors in respect of the Notes and this Indenture may be served.

(b)    The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (other than service of legal process) may be made or served at the Corporate Trust Office of the Trustee; provided, however, the Trustee shall not be deemed an agent of the Issuer for service of process.

(c)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(d)    The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3.

Section 4.3    Provision of Financial Information.

(a)    Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system) within the time periods specified in the SEC’s rules and regulations for non-accelerated filers (including any permissible grace periods):

(1)    within 75 days after the end of each of the first three fiscal quarters in each fiscal year, reports on Form 6-K (or any successor form) containing, whether or not required, the Issuer’s unaudited quarterly consolidated financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) (or equivalent disclosure) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding fiscal year);

(2)    within the time period required under the rules of the SEC for the filing of Form 20-F (or any successor form) for each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein (including the Issuer’s audited consolidated financial statements, a report thereon by the Issuer’s certified independent accountants and an MD&A) for such fiscal year; and

(3)    at or prior to such times as would be required to be filed or furnished to the SEC if the Issuer was then a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act (whether or not the Issuer is then subject to such requirements), all such other reports and information that the Issuer would have been required to file or furnish pursuant thereto.

(b)    The reports required by this Section 4.3 do not need to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, items 307 and 308 of Regulation S-K under the Securities Act, Item 10(e) of Regulation S-K, item 402 of Regulation S-K, Rules 3-09, 3-10 and 3-16 of Regulation S-X or any schedules required by Regulation S-X (in each case, including any successor provisions) and the Issuer may omit from such reports any information otherwise permitted to be omitted by an “emerging growth company.”

(c)    If a parent of the Issuer becomes a Guarantor, the reports required to be submitted or filed may be reports of such parent, so long as the report includes a reasonable explanation of the material differences between the assets, liabilities and results of operations of such parent and its Subsidiaries, on the one hand, and the Issuer and its Subsidiaries, on the other hand.

(d)    If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.3(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the MD&A, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

(e)    The Issuer will be deemed to have furnished such reports (i) to the Holders if it maintains a customary website (such as Intralinks) on which the reports required by Section 4.3(a) are posted along with details regarding the times and dates of conference calls required above and information on how to access such conference calls (provided that the Trustee and the Holders are given prior written notice of such practice before the first posting thereof) or (ii) to the Trustee and the Holders if it files such reports electronically with the SEC through EDGAR (or any successor system).

(f)    For so long as any Notes remain outstanding and are not freely transferable, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g)    Any Default or Event of Default arising from a failure to furnish on a timely basis any financial information required by this Section 4.3 will be deemed cured (and the Issuer will be deemed to be in compliance with this Section 4.3) upon furnishing such financial information (but without regard for the date on which such information is furnished; provided that such cure occurs prior to an acceleration of the Notes, with any such acceleration not annulled, rescinded or waived by such cure). In addition, for purposes of Section 6.1(4), the Issuer will not be deemed in violation of this Section 4.3 until 60 days after a report was otherwise due.

(h)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants in this Indenture or the Notes (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system) or to participate in any conference calls.

Section 4.4    Compliance Certificate. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2019, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee and the Collateral Agent, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.5    Taxes. The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.6    Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7    Limitation on Restricted Payments.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)    a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)    the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)    the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (and not returned or rescinded) (other than Restricted Payments made pursuant to Sections 4.7(b)(3) through (12)), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(A)    50.0% of Free Cash Flow for the period (taken as one accounting period) commencing on January 1, 2019 to, and including, the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal consolidated financial statements are available (or, if such Free Cash Flow shall be a deficit, minus 50.0% of such deficit), plus

(B)    100.0% of (a)(i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or a Subsidiary of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to the Issuer’s common equity capital or from the issue or sale of Qualified Equity Interests of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than (1) Excluded Contributions, (2) Equity Interests or debt securities sold to a Subsidiary of the Issuer, (3) net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth in Section 3.7(c) or (4) Specified Equity Contributions), and (b) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (a) above, plus

(C)    with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the aggregate Restricted Investments made by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary prior to the time of such Redesignation, plus

(D)    to the extent not already included in Free Cash Flow for such period, an amount equal to the sum, without duplication, of (A) if any Restricted Investment that was made by the Issuer or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale) plus (B) the net reduction in such Restricted Investment resulting from (1) repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries, (2) other repurchases, repayments or redemptions of such Restricted Investments and (3) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment, plus

(E)    100% of any dividends or distributions received by the Issuer or any of its Restricted Subsidiaries after the Issue Date from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Free Cash Flow of the Issuer for such period.

(b)    Notwithstanding the foregoing, Section 4.7(a) shall not prohibit:

(1)    the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration or issuance of the notice of redemption thereof if, on the date of declaration or issuance of the notice of redemption, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture;

(2)    any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests (other than through an Excluded Contribution or any Specified Equity Contributions) (an issuance or sale being deemed substantially concurrent if the Restricted Payment occurs within 90 days after the issuance or sale);

(3)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.9 and the other terms of this Indenture;

(4)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (A) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a change of control in accordance with provisions similar to Section 4.13 or (B) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer, Specified Proceeds Offer or Net Proceeds Offer, as applicable, as provided in Section 4.10, Section 4.13 or Section 4.18, as applicable, with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer, Specified Proceeds Offer or Net Proceeds Offer;

(5)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their heirs, family members, spouses, former spouses, transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries, either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $5.0 million during any calendar year (with unused amounts in any one calendar year being carried forward to subsequent calendar years (but no more than $10.0 million in any one calendar year)) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests (other than an Excluded Contribution) to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided, further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.7 or any other provision of this Indenture;

(6)    (A) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities (or other similar arrangements to acquire Equity Interests) to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (B) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise, vesting or exchange of stock options, restricted stock, restricted stock units, performance stock units, warrants or similar rights or other equity compensation;

(7)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, dividends or distributions on Disqualified Equity Interests of the Issuer or any Restricted Subsidiary or on any Preferred Stock of any Restricted Subsidiary, in each case, which Preferred Stock or Disqualified Equity Interests were issued in compliance with Section 4.9 to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or its Restricted Subsidiaries to allow (a) the payment of cash in lieu of fractional Equity Interests of the Issuer or (b) the repurchase, redemption or other acquisition or retirement for value by the Issuer of fractional Equity Interests arising out of dividends, splits or combinations, business combinations or other transactions permitted by this Indenture;

(9)    payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation, amalgamation, reorganization or transfer of assets that complies with Section 5.1;

(10)    cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed $15.0 million; and

(12)    Restricted Payments that are made with Excluded Contributions.

(c)    For purposes of this Section 4.7, if any Restricted Payment or Investment (or any portion thereof) would be permitted pursuant to one or more provisions described in this Section 4.7 and/or one or more exceptions contained in the definition of “Permitted Investments,” the Issuer may divide or classify such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.7, but shall not be permitted to later divide and reclassify any such Restricted Payment or Investment (or portion thereof).

(d)    For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.8    Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)    pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b)    make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c)    transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1)    encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Margin Loan Agreement and the indentures governing the Existing Notes) as in effect on that date;

(2)    encumbrances or restrictions existing under this Indenture, the Notes (including any Additional Notes), the Guarantees and the Security Documents;

(3)    any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by or merged with or into the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any Restricted Subsidiary having no assets other than the Person or the properties or assets of the Person so acquired (including the Equity Interests of such Person) and other de minimis assets;

(4)    any agreement or other instrument of a Person acquired by or merged with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property) or any Restricted Subsidiary having no assets other than the Person or the properties or assets of the Person so acquired (including the capital stock of such Person) and other de minimis assets;

(5)    any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (10) or this clause (5); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6)    encumbrances or restrictions existing under or by reason of applicable law, regulation, order, approval, license, permit or similar restriction or agreement with governmental authorities with respect to assets located in their jurisdiction;

(7)    non-assignment provisions of any contract, license or any lease entered into in the ordinary course of business and customary provisions contained in agreements related to the license of Intellectual Property;

(8)    Liens permitted to be incurred under the provisions of Section 4.12;

(9)    restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale;

(10)    any other agreement governing Indebtedness or other obligation entered into after the Issue Date that contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in this Indenture, the Notes and the Guarantees;

(11)    customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12)    Purchase Money Indebtedness, security agreements or mortgage financings for property acquired in the ordinary course of business and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 4.9 that imposes restrictions of the nature described in Section 4.8(c) on the assets acquired;

(13)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers, lessors or landlords under contracts or leases entered into in the ordinary course of business;

(14)    any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired;

(15)    any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if the Issuer determines that any such encumbrance or restriction is customary in comparable financings and will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or management of the Issuer; and

(16)    supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Section 4.9    Limitation on Additional Indebtedness.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

(b)    Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1)    Indebtedness of the Issuer or any Restricted Subsidiary under one or more Debt Facilities (including any Conforming Margin Loan Agreement) in an aggregate principal amount at any time outstanding not to exceed the lesser of (a) (i) prior to the receipt by the Issuer of a Specified Equity Contribution, $175.0 million and (ii) after the receipt by the Issuer of any Specified Equity Contribution, $225.0 million and (b) 40% of the Fair Market Value of the Equity Interests of the Daughter Companies securing such Debt Facilities (measured at the time of incurrence of any such Indebtedness);

(2)    Indebtedness of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) and any guarantees thereunder not to exceed, for each Vessel or group of Vessels (excluding the Collateral Vessels) for which the Issuer or a Restricted Subsidiary has entered into a contract for construction, acquisition or refurbishment of such Vessel or group of Vessels but which has not yet been delivered or acquired, an amount equal to 75% of the Vessel Value for such Vessel or group of Vessels at the time any such Indebtedness is incurred;

(3)    Indebtedness represented by the Notes issued on the Issue Date and related Guarantees (excluding any Additional Notes and related Guarantees);

(4)    Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date (including the Existing Notes, but excluding Indebtedness referred to in clauses (1), (2), (3), (5), (6), (7), (8), (10), (11), (13), (15) and (17) of this Section 4.9(b));

(5)    guarantees by (A) the Issuer or any Guarantor of Indebtedness, which Indebtedness is permitted to be incurred by the Issuer or any Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (B) Restricted Subsidiaries that are not Guarantors of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in accordance with the provisions of this Indenture;

(6)    Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation;

(7)    Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that:

(A)    if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated in right of payment to the prior payment in full in cash of all obligations with respect to the Notes;

(B)    if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(C)    (i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(ii)    any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary shall be deemed, in each case of this subclause (C), to constitute an incurrence of such Indebtedness not permitted by this clause (7);

(8)    Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, deposit or surety bonds in the ordinary course of business, including guarantees or obligations or reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds, or other similar obligations in the ordinary course of business;

(9)    Indebtedness to the extent the net proceeds thereof are deposited to defease or satisfy and discharge the Notes in their entirety;

(10)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(11)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(12)    Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (3) or (4) above, this clause (12) or clause (16) below;

(13)    indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition; provided that any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (13) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing);

(14)    additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14) and then outstanding, will not exceed $25.0 million;

(15)    Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(16)    Indebtedness of Persons incurred and outstanding on the date on which such Person (or its assets) was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary, and Indebtedness incurred by the Issuer or any Restricted Subsidiary in order to finance and consummate one or more acquisitions, mergers, amalgamations or consolidations; provided, however, that after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (16) and any other related Indebtedness and the use of proceeds thereof, either (A) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (B) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisitions, mergers, amalgamations or consolidations; or

(17)    guarantees in existence on the Issue Date of Daughter Company Obligations; provided, that (x) any such guarantees shall only be permitted to remain outstanding until December 31, 2021 and (y) the amount of Daughter Company Obligations guaranteed by the Issuer or its Restricted Subsidiaries at any time shall not exceed the maximum amount of Daughter Company Obligations which are required to be guaranteed by the Issuer and its Restricted Subsidiaries pursuant to the terms of such guarantees as in effect on the Issue Date.

(c)    Notwithstanding anything to the contrary stated herein, (x) no MLA Subsidiary shall incur Indebtedness pursuant to the Coverage Ratio Exception or clauses (1), (2), (4), (5), (7), (12), (14), (16) or (17) of Section 4.9(b), other than Indebtedness under a Conforming Margin Loan Agreement (including the Margin Loan Agreement) that is otherwise permitted under this Section 4.9 and (y) so long as the Petrojarl Foinaven FPSO Unit is not a Collateral Vessel and subject to a Lien in favor of the Collateral Agent for the benefit of the Holders, the owner of the Petrojarl Foinaven FPSO Unit shall not incur any Indebtedness pursuant to the Coverage Ratio Exception or clauses (1), (2), (4), (5), (7), (12), (14), (16) or (17) of Section 4.9(b).

(d)    For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (b)(1) through (b)(17) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and/or classify such Indebtedness in more than one of the types of Indebtedness described (including in part in one category and in part in another category, including the Coverage Ratio Exception) (except that any Indebtedness incurred under the Margin Loan Agreement on the Issue Date shall be deemed to have been incurred under clause (b)(1) above and may not be reclassified), and may later divide and/or reclassify any item of Indebtedness described in clauses (b)(1) through (b)(17) above or incurred pursuant to the Coverage Ratio Exception (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.9 (other than clause (b)(17) above), (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(e)    Notwithstanding anything to the contrary stated herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a subclause of any provision) that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any such amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a subclause of any provision) of this Indenture that requires compliance with a financial ratio (including the Consolidated Interest Coverage Ratio) (any such amounts, the “Ratio-Based Amounts”), such Fixed Amounts shall be disregarded in the calculation of the financial ratio applicable to any substantially concurrent utilization of the Ratio-Based Amounts within the same covenant.

(f)    The accrual of interest or Preferred Stock or Disqualified Equity Interest dividends or distributions, the accretion or amortization of accreted value or original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends or distributions on Preferred Stock or Disqualified Equity Interest in the form of additional shares will not be deemed to be an incurrence of Indebtedness under this Section 4.9; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued to the extent required by the definition thereof.

(g)    For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, together with the amount of accrued and unpaid interest and any premium payable to the holders of such refinanced Indebtedness. Notwithstanding any other provision of this Section 4.9, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur under this Section 4.9 will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Indebtedness is denominated that is in effect on the date of such refinancing.

(h)    If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.9, the Issuer shall be in Default under this Section 4.9).

(i)    The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated or junior in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Section 4.10    Limitation on Asset Sales.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(1)    the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Sale) of the Equity Interest or assets subject to such Asset Sale;

(2)    at least 75.0% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or a combination thereof, provided that:

(A)    in the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of Section 4.10(a)(1) or (a)(2); and

(B)    if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10; and

(3)    within 365 days following such Asset Sale, an amount equal to 100% of the Net Available Proceeds from such Asset Sale is applied by the Issuer or such Restricted Subsidiary, as the case may be, as follows (it being understood that actions under clauses (C), (D), (E) or (F) may occur prior to actions under clause (A) or (B) during such 365-day period):

(A)    to repay, redeem, retire, defease, replace, refinance or repurchase Secured Obligations; provided that if the Issuer or a Restricted Subsidiary repays, redeems or repurchases any Secured Obligations other than the Notes, the Issuer or such Restricted Subsidiary must equally and ratably redeem or repurchase (or offer to repurchase) the Notes, at the Issuer’s option, as provided for under Section 3.7, through open market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any) or by making an offer to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Available Proceeds offered to the Holders, whether or not the offer is accepted by any or all Holders);

(B)    in the case of any Net Available Proceeds received from Asset Sales (other than Asset Sales of Collateral or Collateral Securities), to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Equity Interests or Subordinated Indebtedness) (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer, unless such Affiliate only sells its pro rata portion of any Notes acquired by the Issuer in any open market purchases or pursuant to any offer to purchase Notes);

(C)    in the case of any Net Available Proceeds received from Asset Sales (other than Asset Sales of Collateral Securities), to acquire any capital stock of a Person in a Permitted Business if said Person becomes a Restricted Subsidiary, to acquire other assets that are used or useful in a Permitted Business (including, without limitation, Vessels, related assets and any related Ready for Sea Costs) or make any deposit, installment or progress payment in respect of such assets or payment of any related Ready for Sea Costs, to make an Investment in assets that will be used or useful in a Permitted Business or to reinvest in assets of or usable in a Permitted Business (including equity securities of a Permitted Business, including, for the avoidance of doubt, any Equity Interests of a Daughter Company) (including by means of an investment in such assets by a Restricted Subsidiary with Net Available Proceeds received by the Issuer or another Restricted Subsidiary);

(D)    in the case of any Net Available Proceeds received from Asset Sales (other than Asset Sales of Collateral Securities), to make an investment in a capital expenditure used or useful in a Permitted Business;

(E)    to make an offer to purchase the Notes, pro rata at 100% of the tendered principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date; or

(F)    in the case of any Net Available Proceeds received from Asset Sales of Collateral Securities, (1) to prepay, repay or purchase Indebtedness under such Conforming Margin Loan Agreement or (2) to reinvest in any Equity Interests of a Daughter Company;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (E) or (F) above, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, that pending the final application of any such Net Available Proceeds in accordance with this clause (3), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(b)    In the case of Section 4.10(a)(3)(C), if, during the 365-day period following the date of the Asset Sale, the Issuer or such Restricted Subsidiary enters into a written agreement committing it to apply such Net Available Proceeds in accordance with the requirements of Section 4.10(a)(3)(C) after such 365-day period, then such 365-day period will be extended with respect to the amount of Net Available Proceeds so committed for a period not to exceed (i) with respect to any written commitment to purchase, acquire or construct Additional Vessels and any related Ready for Sea Costs with such Net Available Proceeds, two years from the date any such written commitment is made, and (ii) with respect to any other written commitment to apply Net Available Proceeds pursuant to such clause, 180 days following the expiration of the aforementioned 365-day period.

(c)    In the event of an Asset Sale that requires the purchase of Notes or in which the Issuer elects to purchase Notes pursuant to Section 4.10(a)(3)(E), the Issuer will be required to apply such Excess Proceeds to the repayment of the Notes as follows:

(1)    the Issuer will make an offer to purchase (a “Net Proceeds Offer”) within ten Business Days of such time from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount of Notes that may be purchased out of an amount (the “Note Amount”) equal to such Excess Proceeds plus accrued and unpaid interest to but not including the purchase date; and

(2)    if the aggregate purchase price of the Notes tendered pursuant to the Net Proceeds Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Issuer for use for any purpose not otherwise prohibited by this Indenture. The Issuer shall only be required to make a Net Proceeds Offer for Notes pursuant to this Section 4.10 if the Net Available Proceeds of Asset Sales available therefor (after application of the proceeds as provided in Section 4.10(a)(3)(A), (B), (C), (D) or (F)) (the “Excess Proceeds”) exceed $30.0 million (and any lesser amounts shall be carried forward for purposes of determining whether an Net Proceeds Offer is required with respect to the Net Available Proceeds from any subsequent Asset Sale). Upon completion of any such Net Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. The Issuer may make a Net Proceeds Offer if Excess Proceeds are less than $30 million and prior to 365 days after an Asset Sale.

(d)    The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this Section 4.10 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Net Proceeds Offer, as applicable.

(e)    If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, then with respect to Holders who have tendered their Notes for purchase pursuant to a Net Proceeds Offer, any accrued and unpaid interest will be paid on such Net Proceeds Purchase Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(f)    On or before the Net Proceeds Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the Notes. The Issuer or the applicable tender agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and, in the case of Notes in non-global form, the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

(g)    For purposes of Section 4.10(a)(2) and for no other purpose, the following shall be deemed to be cash:

(1)    the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

(2)    the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received);

(3)    any assets or Equity Interests of the kind referred to in clause (a)(3)(C) and (a)(3)(D) of this Section 4.10;

(4)    any Equity Interests of a Daughter Company;

(5)    accounts receivable of a business retained by the Issuer or any Restricted Subsidiary, as the case may be, following the sale of such business, provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable; and

(6)    any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (6), not to exceed an amount equal to 10.0% of the Issuer’s Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(h)    Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.13 and/or Section 5.1 and not by this Section 4.10.

(i)    The Issuer shall comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Specified Proceeds Offer or a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11    Limitation on Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Issuer or a Restricted Subsidiary in excess of $5.0 million, unless:

(1)    the terms of such Affiliate Transaction or series of related Affiliate Transactions are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or if in the good faith judgment of the Issuer’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction or series of related Affiliate Transactions, or are otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(2)    the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate value in excess of $35.0 million, an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) above and which sets forth and authenticates a resolution that has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

(b)    The foregoing restrictions shall not apply to:

(1)    transactions to the extent between or among (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries;

(2)    employment agreements, equity awards, compensation plans, deferred compensation plans, severance agreements and arrangements, director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments to employees, officers, directors and consultants of the Issuer or any of its Restricted Subsidiaries and indemnification arrangements, including any other compensation plans, agreements or arrangements, benefit plans, retirement plans, savings plans, vacation plans and directors and officers insurance arrangements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3)    Permitted Investments or Restricted Payments which are made in accordance with Section 4.7;

(4)    any agreement in effect on the Issue Date (and performance thereunder) or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Issuer than such agreement as it was in effect on the Issue Date;

(5)    any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(6)    advances to officers, directors and employees for moving, entertainment and travel expenses and similar expenditures, in each case, in the ordinary course of business;

(7)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, such transactions are on terms not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer;

(8)    the issuance or sale of any Qualified Equity Interests of the Issuer and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Issuer;

(9)    any transaction where the only consideration paid by the Issuer or the relevant Restricted Subsidiary is Qualified Equity Interests of the Issuer;

(10)    transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer, and such director is the sole cause for such Person to be deemed an Affiliate of the Issuer or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(11)    the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(12)    transactions with respect to which the Issuer or a Restricted Subsidiary delivers to the Trustee a letter from an independent investment bank, appraisal firm, valuation firm or accounting firm stating that the transaction is fair to the Issuer or Restricted Subsidiary, as the case may be, from a financial point of view or otherwise complies with the standard in Section 4.11(a)(1);

(13)    pledges by the Issuer or a Restricted Subsidiary of Equity Interests of an Unrestricted Subsidiary for the benefit of lenders or other creditors of the Unrestricted Subsidiary; and

(14)    Investments by Affiliates in securities of the Issuer or any Restricted Subsidiary (so long as the Investment is being generally offered to other investors who are not Affiliates on the same or more favorable terms), any participation in a tender or exchange offer for securities or debt instruments issued by the Issuer or any of its Restricted Subsidiaries that are conducted on arm’s-length terms and provide for the same price or exchange, as the case may be, to all holders accepting such tender or exchange offer, and payments to an Affiliate in respect of notes, capital stock or Indebtedness of the Issuer or any Restricted Subsidiary on the same basis as concurrent payments made or offered in respect thereof to non-Affiliates.

Section 4.12    Limitation on Liens.

(a)    The Issuer and each Guarantor shall not, and the Issuer shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind (other than (i) with respect to any Collateral, Permitted Collateral Liens and (ii) with respect to any other property or assets (other than Collateral) Permitted Liens) upon any of their property or assets (including Equity Interests of any Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness.

(b)    So long as the Petrojarl Foinaven FPSO Unit is not a Collateral Vessel and subject to a Lien in favor the Collateral Agent for the benefit of the Holders, the Issuer and each Guarantor shall not, and the Issuer shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind (other than a Permitted Lien under clauses (1)-(12), (16) or (30) of the definition thereof) upon the Petrojarl Foinaven FPSO Unit, the Equity Interests of any Person that directly owns the Petrojarl Foinaven FPSO Unit or any other assets of the type required to be pledged by a Collateral Vessel Owner in favor the Collateral Agent for the benefit of the Holders pursuant to the Note Documents.

Section 4.13    Offer to Purchase upon Change of Control.

(a)    Upon the occurrence of any Change of Control, unless the Issuer has issued a notice of redemption with respect to all of the Notes previously or concurrently as described in Section 3.7, each Holder will have the right, except as provided below, to require that the Issuer purchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Amounts thereon, if any, to, but excluding, the date of purchase.

(b)    Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1)    describing the transaction or transactions that constitute the Change of Control;

(2)    offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date;

(3)    describing the procedures, as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Change of Control Offer;

(4)    stating that any Note not tendered will continue to accrue interest;

(5)    stating that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(6)    stating that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)    stating that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a notice of withdrawal setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(8)    stating that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(c)    On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)    deposit with the applicable tender agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered;

(2)    accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)    The applicable tender agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and, in the case of non-global forms of Notes, the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e)    If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, then with respect to Holders who have tendered their Notes for purchase pursuant to the Change of Control Offer, any accrued and unpaid interest, if any, to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date.

(f)    A Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) a notice of redemption with respect to all outstanding Notes has been given pursuant to Section 3.7, unless or until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (such offer to purchase described in this clause (iii), an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(h)    The Issuer shall comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e- 1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(i)    The provisions in this Section 4.13 relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(j)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer or Alternate Offer. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control, whether or not later than 60 days from the date the Change of Control Offer notice is delivered as described above.

Section 4.14    Corporate Existence. Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of the Guarantors in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any Guarantor; provided that the Issuer shall not be required to preserve the corporate, partnership or other existence of any of the Guarantors, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders. Subject to Section 5.1 and the requirements of the Security Documents, nothing herein shall prohibit any Guarantor or Restricted Subsidiary from converting into a corporation, limited partnership or limited liability company in the same or a different jurisdiction in accordance with applicable law (so long as all Collateral owned by such entity prior to such conversion remains Collateral owned by the entity following such conversion).

Section 4.15    Additional Guarantees.

(a) If any Restricted Subsidiary of the Issuer shall guarantee any Indebtedness of the Issuer or any Guarantor under any Debt Facility (including the Margin Loan Agreement or any other Conforming Margin Loan Agreement) after the Issue Date, then the Issuer shall, within five Business Days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in substantially the form attached hereto as Exhibit B, pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations set forth in Article XI. Any Guarantee that is required pursuant to this Section 4.15 shall be automatically released upon the release of the applicable Restricted Subsidiary from its liability with respect to all Indebtedness of the Issuer and the Guarantors.

(b)    If the Issuer or any Restricted Subsidiary of the Issuer that is not a Guarantor shall directly own (i) a Collateral Vessel, (ii) Collateral Securities (unless such Restricted Subsidiary is also an MLA Subsidiary) or (iii) the Equity Interests of an MLA Subsidiary, then the Issuer shall, substantially contemporaneously with the Issuer or any Restricted Subsidiary acquiring such Collateral Vessel, Collateral Securities or Equity Interests, as applicable, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes.

Section 4.16    Limitation on Designation of Unrestricted Subsidiaries. (a) The Board of Directors of the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)    the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.7, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

(b)    No Subsidiary shall be designated as an “Unrestricted Subsidiary” unless:

(1)    all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Issuer or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted under Section 4.7 and Section 4.9;

(2)    except to the extent permitted by Section 4.11, on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Issuer; and

(3)    such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results.

Notwithstanding the foregoing, no Collateral Vessel Owner, no Restricted Subsidiary that directly or indirectly owns the Equity Interests of a Collateral Vessel Owner, no Daughter Company Pledgor and no Restricted Subsidiary that directly or indirectly owns the Equity Interests of a Daughter Company Pledgor may be designated as an “Unrestricted Subsidiary”.

(c)    Any such Designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such Designation and an Officer’s Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted

Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.9 or the Lien is not permitted under Section 4.12, the Issuer shall be in default of the applicable covenant.

(d)    The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)    no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)    all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such Redesignation complies with the foregoing conditions.

Section 4.17    Effectiveness of Covenants.

(a)    Following the first day (such date, a “Suspension Date”) on which (1) the Notes have an Investment Grade Rating from either of the Rating Agencies, and (2) no Default or Event of Default has occurred and is continuing under this Indenture, the Issuer and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)    Section 4.7, Limitation on Restricted Payments;

(2)    Section 4.8, Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries;

(3)    Section 4.9, Limitation on Additional Indebtedness;

(4)    Section 4.10, Limitation on Asset Sales;

(5)    Section 4.11, Limitation on Affiliate Transactions;

(6)    Section 4.15, Additional Guarantees (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Date);

(7)    Section 4.16, Limitation on Designation of Unrestricted Subsidiaries; and

(8)    Section 5.1(a)(3), Consolidation, Merger, Conveyance, Transfer or Lease.

(b)    If at any time after a Suspension Date, a credit rating assigned to the Notes is downgraded from an Investment Grade Rating by both Rating Agencies or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from either of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from either of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c)    On the Reinstatement Date, (i) all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date so that it is classified under Section 4.9(b)(4), (ii) any transaction with an Affiliate entered into after the Suspension Date will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.11(b)(4), (iii) any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to take any actions described in the first paragraph of Section 4.8 entered into after the Suspension Date and existing on the Reinstatement Date will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (1) of Section 4.8 and (iv) any Investment made after the Suspension Date will be deemed to have been made on the Issue Date, so that it is classified under clause (13) of the definition of “Permitted Investment.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.7 will be made as though Section 4.7 had been in effect since the Issue Date and prior to, but not during the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.7(a).

(d)    During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e)    Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Issuer will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to monitor or independently determine or verify the ratings of the Notes or if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder upon request.

Section 4.18    Limitation on Specified Sales

(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Specified Sale at any time prior to November 15, 2020 unless:

(1)    the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Specified Sale) of the assets which are the subject of such Specified Sale;

(2)    75.0% of the consideration from such Specified Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or a combination thereof; and

(3)    the Collateral Agent, for the benefit of itself, the Trustee and the Holders, shall have received a first-priority Lien on any non-cash consideration with a Fair Market Value in excess of $5.0 million received from such Specified Sale;

(b)    In the event that any Specified Sale is consummated at any time prior to November 15, 2020 or any Event of Loss occurs and Event of Loss Proceeds in respect thereof are received at any time prior to November 15, 2020 (any such Specified Sale or receipt of Event of Loss Proceeds being a “Specified Proceeds Offer Event”), the Issuer will be required to apply the Net Available Proceeds of such Specified Sale or the amount of such Event of Loss Proceeds (the “Specified Proceeds”) to make an offer to purchase Notes (a “Specified Proceeds Offer”) within ten Business Days of such Specified Sale from all Holders in accordance with the procedures set forth in this Indenture in the maximum principal amount of Notes that may be purchased out of the Specified Proceeds of such Specified Sale (the “Specified Proceeds Amount”), at a price equal to (i) in the case of a Specified Sale involving the sale, conveyance or other disposition of any Equity Interests of Teekay Finance Limited, 100.0% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Specified Proceeds Purchase Date; and (ii) in the case of any other Specified Sale (A) 103% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding the Specified Proceeds Purchase Date, with respect to the portion of the Specified Proceeds Amount with respect to such Specified Sale which would not (assuming the Holders of the Notes accept the full amount thereof in such Specified Proceeds Offer) result in the aggregate outstanding principal amount of Notes being less than or equal to $150.0 million after giving effect to such acceptance by the Holders of the Notes and (B) 100% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding the Specified Proceeds Purchase Date, with respect to the amount of the Specified Proceeds Amount with respect to such Specified Sale in excess of the portion of the Specified Proceeds Amount specified in clause (A). To the extent any Specified Sale generates Specified Proceeds which are required to be applied pursuant to both clause (ii)(A) and clause (ii)(B) of the preceding sentence, the Issuer shall make a separate Specified Proceeds Offer with respect to each of clause (ii)(A) and clause (ii)(B). If the aggregate purchase price of the Notes tendered pursuant to the Specified Proceeds Offer is less than the Specified Proceeds Amount, the remaining Specified Proceeds will be available to the Issuer for use for any purpose not otherwise prohibited by this Indenture.

(c)    If at any time any non-cash consideration with a Fair Market Value in excess of $5.0 million received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Specified Sale consummated at any time prior to November 15, 2020 is repaid or converted into or sold or otherwise disposed of for cash, or any dividend or distribution is received by the Issuer or any Restricted Subsidiary with respect to any such non-cash consideration consisting of Equity Interests, then the date of such repayment, conversion or disposition, or the receipt by the Issuer or such Restricted Subsidiary of any such dividend or distribution, shall be deemed to constitute the date of a Specified Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this provision.

(d)    The Specified Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Specified Proceeds Offer Period”). No later than five Business Days after the termination of the Specified Proceeds Offer Period (the “Specified Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the “Specified Proceeds Offer Amount”) or, if less than the Specified Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Specified Proceeds Offer, as applicable.

(e)    If the Specified Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Specified Proceeds Purchase Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Specified Proceeds Offer.

(f)    On or before the Specified Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Specified Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Specified Proceeds Offer, or if less than the Specified Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer or the applicable tender agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Specified Proceeds Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase, and, in the case of Notes in non-global form, the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Issuer, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Specified Proceeds Offer on the Specified Proceeds Purchase Date.

Section 4.19    Guarantees of Daughter Company Obligations.

(a)    Commencing on December 31, 2021, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, enter into or permit or suffer to exist any guarantee by the Issuer or any such Restricted Subsidiary of any Daughter Company Obligations.

ARTICLE V

SUCCESSORS

Section 5.1    Consolidation, Merger, Conveyance, Transfer or Lease.

(a)    The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to any Person unless

(1)    either:

(A)    the Issuer will be the surviving or continuing Person; or

(B)    the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of a Permitted Jurisdiction, and the Successor expressly assumes by agreement all of the obligations of the Issuer under the Notes and this Indenture and the Security Documents and the Successor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; provided that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture executed and delivered to the Trustee and Collateral Agent;

(2)    immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(3)    immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4)    the Issuer shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture and that all covenants and conditions precedent to the execution and delivery of such agreement and/or supplemental indenture have been satisfied.

For purposes of the foregoing, entry by the Issuer or any Subsidiary of the Issuer into one or more leases, charters, pool agreements or operations or service contracts with respect to any Vessels will be deemed not to constitute a sale, assignment, transfer, conveyance or other disposition subject to this covenant.

For purposes of this Section 5.1, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b)    Except in circumstances under which this Indenture provides for the release of the Guarantee of a Guarantor as described in Section 11.5, no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, consolidate, amalgamate or merge with or into another Person (whether or not the Guarantor is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of such Guarantor to any Person, unless either:

(1)

(A)    (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation, amalgamation or merger is the Issuer or another Guarantor or assumes, by supplemental indenture and joinders or supplements to the Security Documents, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture and the Security Documents and the successor Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(B)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(C)    the Issuer shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation or consolidation and such agreements and/or supplemental indenture (if any) comply with this Indenture and that all covenants and conditions precedent to the execution and delivery of such agreement and/or supplemental indenture have been satisfied;

(D)    if applicable, the successor Guarantor causes such amendments, supplements or other instruments with respect to the Security Documents to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Agent on any Collateral owned by or transferred to the successor Guarantor and deliver an opinion of counsel as to the enforceability thereof and such other matters as the Trustee may reasonably request; and

(E)    any Collateral owned by or transferred to the successor Guarantor shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Holders and (iii) not be subject to any Lien other than Permitted Collateral Liens; or

(2)    the transaction is made in compliance with Section 4.10 or Section 4.18.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c)    Upon any consolidation, amalgamation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or a Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation, amalgamation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Notes or its Guarantee, as the case may be, this Indenture and the Security Documents with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes or its Guarantee as the case may be, this Indenture and the Security Documents.

(d)    Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate or merge with or into or convey, transfer, sell, dispose, assign or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Issuer or Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1    Events of Default. Each of the following is an “Event of Default”:

(1)    failure to pay interest, or Additional Amounts, if any, on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)    failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3)    failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described in Section 4.13 or a Net Proceeds Offer as described in Section 4.10 and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding;

(4)    except as described in clause (3) of this Section 6.1, failure by the Issuer or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture, the Notes or the Security Documents and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding;

(5)    default by the Issuer or any of its Restricted Subsidiaries under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, other than intercompany Indebtedness, which default:

(A)    is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(B)    results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (A) or (B) has occurred and is continuing, aggregates $50.0 million or more;

(6)    one or more final judgments entered by a court of competent jurisdiction (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $50.0 million shall be rendered against the Issuer, any of its Significant Subsidiaries or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7)    the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case,

(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)    makes a general assignment for the benefit of its creditors, or

(E)    generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or

(F)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(ii)    appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(iii)    orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)    any Guarantee of a Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, as of the latest audited consolidated financial statements of the Issuer, would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, as of the latest audited consolidated financial statements of the Issuer, would constitute a Significant Subsidiary) denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor or such group of Guarantors from its Guarantee in accordance with the terms of this Indenture and the Guarantee); or

(9)    the occurrence of any of the following:

(A)    any Security Document is held in any judicial proceeding to be unenforceable or invalid in any material respect or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of this Indenture or the relevant Security Documents; provided that it will not be a Default if the sole result is that any Lien with a Fair Market Value of not more than $20.0 million ceases to be enforceable;

(B)    with respect to any Collateral having a Fair Market Value in excess of $20.0 million, individually or in the aggregate, (x) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with the terms of the relevant Security Documents and the terms of this Indenture, as applicable, and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such failure continues for 60 days or (y) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; provided that it will not be an Event of Default if such condition results from the failure of the Trustee or the Collateral Agent to perform an obligation of the Trustee or Collateral Agent, as applicable, under the Security Documents or this Indenture; or

(C)    the Issuer or any Significant Subsidiary that is a Guarantor (or any such Guarantors that taken together would constitute a Significant Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Issuer or such Significant Subsidiary that is a Guarantor (or such Guarantors that taken together would constitute a Significant Subsidiary) set forth in or arising under this Indenture or any Security Document.

Section 6.2    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately.

If an Event of Default specified in Section 6.1(7) occurs with respect to the Issuer, then all outstanding Notes shall become and be immediately due and payable without any declaration, further action or notice to the extent permitted by applicable law.

In the case of an Event of Default specified in Section 6.1(5) above, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default with respect to the Notes) will be annulled, waived and rescinded with respect to the Notes, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default first arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (a) the Indebtedness or Guarantee that is the basis for such Event of Default has been paid or discharged, (b) the holders of the Indebtedness have rescinded or waived the acceleration giving rise to such Event of Default or (c) the default that is the basis for such Event of Default has been otherwise cured; provided, however, that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration and its consequences if:

(1)    the rescission would not conflict with any judgment or decree;

(2)    all existing Events of Default have been cured or waived other than nonpayment of accelerated principal and interest;

(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)    the Issuer has paid the Trustee and the Collateral Agent its reasonable compensation and reimbursed the Trustee and the Collateral Agent for its reasonable expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4    Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and the Collateral Agent may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Amounts on, if any, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 6.5    Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust power conferred on them. However, (i) the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and (ii) the Trustee or the Collateral Agent may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

Section 6.6    Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default;

(2)    the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer, and if requested, provide, the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of premium, if any, or interest or Additional Amounts on, if any, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be modified without the consent of the Holder.

Section 6.8    Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel.

Section 6.9    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee or Collateral Agent under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances to the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee or Collateral Agent under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

(a)    With respect to the Collateral, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

First: to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Collateral Agent, the Trustee and the agent or representative of other Secured Obligations;

Second: to the ratable payment of the Obligations and other Secured Obligations, in accordance with the Notes Documents and the documents governing such Secured Obligations until payment in full of such Obligations;

Third: the balance, if any, to the Issuer and the Guarantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); provided, however, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d)    The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(f)    The Trustee agrees to accept and act upon facsimile, pdf or electronic transmission of documents hereunder, subject to the fifth paragraph of Section 12.2.

Section 7.2    Rights of Trustee.

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, subject to execution of reasonable confidentiality agreements and attorney-client privilege, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent, the Agents and each other agent, custodian and Person employed to act hereunder.

(i)    The Trustee may request that the Issuer and each of the Guarantors deliver to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture, the Notes and the Guarantees on behalf of the Issuer and/or the Guarantors, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have received from the Issuer or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 12.2 and such notice references the Notes and this Indenture and states that it is an “notice of default.” In the absence of such actual knowledge or such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)    The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

(n)    The Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee, upon request, when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 7.3    Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9.

Section 7.4    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Guarantee or any Security Document, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in any Notes Document, any Officer’s Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

Section 7.5    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs or promptly after obtaining knowledge thereof, if later, unless such Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 7.6    Compensation and Indemnity. The Issuer shall pay to the Trustee and Collateral Agent from time to time compensation for its acceptance of this Indenture and for all services rendered by it hereunder as agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Agent’s agents and counsel.

Each of the Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent (which for purposes of this Section 7.6 shall include each of their officers, directors, employees and agents) against any and all claims, damages, losses, liabilities, costs or expenses incurred by it (including, without limitation, the fees and expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of its duties under this Indenture, the performance of its obligations and/or exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer, any

Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall be caused by its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Trustee and Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. In the event that defense of any such claim is assumed by the Issuer or a Guarantor, it shall be done so with the Trustee’s and Collateral Agent’s consent, and each of the Trustee and Collateral Agent may have one separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel for the Trustee and Collateral Agent. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee or Collateral Agent.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee or Collateral Agent.

When the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.7    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.9;

(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuer.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s and the Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

Section 7.8    Successor Trustee by Merger, Etc. If the Trustee, Collateral Agent or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee, Collateral Agent or any Agent, as applicable.

Section 7.9    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trust powers and that is subject to supervision or examination by federal or state authorities. Such Trustee (or its parent) together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

Section 7.10    Appointment of Authenticating Agent.

(a)    At any time when any of the Notes remain outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes and the Trustee shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 12.2. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

(b)    Each Authenticating Agent shall be reasonably acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50.0 million and subject to supervision or examination by federal or state authority. If such corporation publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section 7.10.

(c)    Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(d)    An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 12.2. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(e)    The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THIS INDENTURE

Section 8.1    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, by delivery of an Officer’s Certificate, at any time, elect to have either Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2    Legal Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Obligations represented by the Notes and the Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Notes, Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute instruments acknowledging the same), and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest, Additional Amounts and premium, if any, on such Notes when such payments are due from the trust funds referred to in Section 8.4(1) (but not a Change of Control payment or the payment pursuant to a Specified Proceeds Offer or Net Proceeds Offer); (b) the Issuer’s obligations with respect to such Notes under Section 2.2, Section 2.3, Section 2.4, Section 2.7, Section 2.10, and Section 4.2; (c) the rights, powers, trusts, duties and immunities of the Trustee, including without limitation thereunder, under Section 7.6, Section 8.5 and Section 8.7 and the obligations of the Issuer and the Guarantors in connection therewith; and (d) the provisions of this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3. If the Issuer exercises the Legal Defeasance option, the Liens on the Collateral will be released and the Guarantees in effect at such time will automatically be released.

Section 8.3    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 above of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 below, be released from its obligations under Section 4.3, Section 4.5, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.15, Section 4.16, Section 4.18, Section 4.19 and Section 5.1(a)(3) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

If the Issuer exercises the Covenant Defeasance option, the Liens on the Collateral in respect of the Notes and the Guarantees will be released and the Guarantees in effect at such time will automatically be released.

Section 8.4    Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1)    the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay the principal of, interest and Additional Amounts, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(A)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relates to other Indebtedness) and the grant of any Lien securing such borrowings);

(5)    the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or, if such breach, violation or default would occur, such breach, violation or default is waived as of, and for all purposes, on and after, the date of such deposit; and

(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (5) of this Section 8.4 have been complied with; provided that the opinion with respect to the condition in clause (5) may be limited to a review of instruments certified by an Officer as being the only material instruments of the Issuer.

Section 8.5    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. legal tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Deposit Trustee”) pursuant to Section 8.4 or Section 8.8 in respect of the outstanding Notes shall be held in trust, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or Section 8.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any U.S. legal tender or non-callable U.S. Government Obligations held by it as provided in Section 8.4 or Section 8.8 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be.

Section 8.6    Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.7    Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3 or Section 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8    Discharge. This Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee and the Collateral Agent) as to all outstanding Notes and security granted for the Notes and the Guarantees when either:

(1)    all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust), have been delivered to the Trustee for cancellation; or

(2)    (A) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Section 3.7 and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued and unpaid interest and Additional Amounts, if any) on the Notes not theretofore delivered to the Trustee for cancellation (provided that if such redemption is made as provided under Section 3.7(a), (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date) (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this Indenture and that any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(A)    the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(B)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with. Upon the satisfaction and discharge of this Indenture, all Liens on the Collateral securing the Notes and all Guarantees then in effect will be automatically released (without the need for any action by any party), and the Trustee and Collateral Agent shall execute acknowledgements thereof upon the reasonable request of the Issuer.

After the Notes are no longer outstanding, the Issuer’s and the Guarantors’ obligations in Section 7.6, Section 8.5 and Section 8.7 shall survive any discharge pursuant to this Section 8.8.

After such delivery or irrevocable deposit and receipt of the Officer’s Certificate and Opinion of Counsel, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1    Without Consent of Holders.

(a)    Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, the Trustee and the Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Guarantees, the Notes or any Security Document issued hereunder for any of the following purposes:

(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders and under the Security Documents in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other disposition or assignment in accordance with Section 5.1, including the addition of any co-Issuer of the Notes;

(4)    to add any Guarantee or Guarantor or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture (to the extent in accordance with this Indenture);

(5)    to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights of any Holder;

(6)    to add covenants or Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)    to make any change in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulations S or to institutional accredited investors;

(8)    to make any change to this Indenture relating to the transfer and legending of Notes as permitted by this Indenture;

(9)    to evidence and provide for the acceptance of appointment by a successor Trustee or a successor Collateral Agent;

(10)    to conform the text of this Indenture, the Notes, the Guarantees or the Security Documents to any provision of the “Description of notes” contained in the Offering Memorandum, to the extent that such provision in such “Description of notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes, the Guarantees or the Security Documents, as evidenced by an Officer’s Certificate of the Issuer;

(11)    to provide for the issuance of Additional Notes and related Guarantees (and the grant of security for such Additional Notes and Guarantees) in accordance with this Indenture;

(12)    to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(13)    to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of this Indenture or otherwise; or

(14)    to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Security Documents.

(b)    The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

(c)    After an amendment under this Indenture or the Security Documents becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. Disclosure of any such amendment in a filing made with the SEC shall constitute delivery to Holders of such notice.

Section 9.2    With Consent of Holders. Except as provided below in this Section 9.2, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer and its Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Guarantees, the Notes or the Security Documents, subject to Section 6.7, waive any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Guarantees or the Security Documents; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes):

(1)    reduce, or change the maturity of, the principal of any Note;

(2)    reduce the rate of or extend the time for payment of interest or Additional Amounts, if any, on any Note;

(3)    reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Section 4.10, Section 4.13 and Section 4.18) shall not be deemed a redemption of the Notes;

(4)    make any Note payable in money or currency other than that stated in the Notes;

(5)    subordinate the Notes or the Guarantees in right of payment to any other Indebtedness;

(6)    reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)    waive a Default or Event of Default in the payment of principal of, or premium or interest or Additional Amounts, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the Payment Default that resulted from such acceleration);

(8)    modify the contractual rights of Holders to receive payments of principal of, or premium or interest or Additional Amounts, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, this provision is not impacted by changes or amendments to Section 4.10, Section 13 and Section 4.18;

(9)    release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or

(10)    make any change in these amendment and waiver provisions.

In addition, without the consent of the Holders of at least 66 2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may amend any of the Security Documents or this Indenture if such amendment, supplement or waiver has the effect of releasing all or substantially all of the Collateral from the Liens of this Indenture or any Security Document.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes, and it thereafter binds every Holder. The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.

Section 9.4    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.5    Trustee to Sign Amendments, Etc. The Trustee and the Collateral Agent shall sign any amended or supplemental indenture or other amendment authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent.

Section 9.6    Officer’s Certificate and Opinion of Counsel. In connection with any amendment, supplement, or waiver, in signing or refusing to sign any such amendment, supplement or waiver the Trustee and the Collateral Agent (as applicable) shall be entitled to receive (and, subject to Section 7.1, shall be fully protected in relying upon) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such amendment, supplement or waiver have been satisfied, that such amendment, supplement or waiver is authorized or permitted by this Indenture and the Security Documents, as applicable, and, with respect to such Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the parties thereto, enforceable against it in accordance with its terms.

ARTICLE X

COLLATERAL

Section 10.1    The Collateral.

(a)    The Issuer and the Guarantors hereby appoint Wilmington Trust, National Association to act as Collateral Agent, and each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to such appointment. The Collateral Agent shall have the privileges, powers and immunities as set forth in this Indenture and the Security Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.6 and Section 8.5 herein, and the Notes and the Guarantees thereof and the Security Documents, shall be secured by the Collateral. The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders, the Trustee and the Collateral Agent, in each case pursuant to the terms of the Security Documents, and the Collateral Agent and the Trustee are hereby directed and authorized by the Holders to execute and deliver the Security Documents.

(b)    Each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agrees to the appointment of the Collateral Agent and authorizes and directs the Collateral Agent (i) to enter into the Security Documents, whether executed on or after the Issue Date, and perform its obligations and exercise its rights, powers and discretions under the Security Documents in accordance therewith, (ii) make the representations of the Holders set forth in the Security Documents, and (iii) bind the Holders on the terms as set forth in the Security Documents.

(c)    The Trustee, the Collateral Agent and each Holder, by accepting the Notes and the Guarantees thereof, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 10.2    Maintenance of Collateral; Further Assurances.

(a)    The Issuer and the Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted). The Issuer and the Guarantors shall pay all taxes (except such as are contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all material permits and insurance in amounts that insures against such losses and risks as are reasonable for the type and size of the business of the Issuer and the Guarantors, except, in each case, where the failure to effect such payment or maintain such permits or insurance coverages is not adverse in any material respect to the Holders.

(b)    To the extent required under this Indenture or any of the Security Documents, the Issuer and the Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under the Security Documents or applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, to the extent required under this Indenture or any of the Security Documents, from time to time, the Issuer and the Guarantors will reasonably promptly secure the obligations under this Indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by the Security Documents. Such security interests and Liens will be created under the Security Documents. The Issuer shall deliver or cause to be delivered to the Trustee and the Collateral Agent all such instruments and documents to evidence compliance with this Section 10.2. The Issuer agrees to provide evidence to the Trustee and Collateral Agent as to the perfection (to the extent required by the Security Documents) and priority status of each such security interest and Lien.

(c)    Subject to Section 10.3, the Issuer shall ensure, and shall cause its Restricted Subsidiaries to ensure, that at all times the following property and assets are subject to first-priority Liens (subject to Permitted Collateral Liens) in favor of the Collateral Agent for the benefit of the Secured Parties:

(1)    the Collateral Vessels;

(2)    all Equity Interests of the Collateral Vessel Owners and all Equity Interests of any Person that directly holds any ownership interest in the Petrojarl Foinaven FPSO Unit to the extent the Petrojarl Foinaven FPSO Unit is not otherwise a Collateral Vessel;

(3)    the insurance compensation (including in respect of Event of Loss Proceeds), Earnings and Event of Loss Proceeds of each Collateral Vessel;

(4)    each Earnings Account where the Earnings of each Collateral Vessel are deposited and the funds therein;

(5)    all Equity Interests of any Daughter Company Pledgor; provided, that if no Collateral Securities are pledged under any Conforming Margin Loan Agreement (including the Margin Loan Agreement), then first-priority Liens on all Collateral Securities shall be provided;

(6)    substantially all of the other assets of each Collateral Vessel Owner; and

(7)    any non-cash consideration with a Fair Market Value in excess of $5.0 million received from a Specified Sale;

provided, however, that no such property or assets shall be required to be subject to a first-priority Lien pursuant to this Section 10.2(c) to the extent such Lien is or is permitted to be released pursuant to Section 10.6 of this Indenture.

Section 10.3    After-Acquired Property. If (a) any asset which is required to be subject to a first-priority perfected Lien pursuant to the terms of this Indenture (including pursuant to Section 10.2(c)) is acquired or otherwise held by any Collateral Grantor and such asset is not automatically subject to a first-priority perfected Lien in favor of the Collateral Agent or (b) a Restricted Subsidiary of the Issuer that is not already a Collateral Grantor is required to become a Collateral Grantor pursuant to the terms of this Indenture, then such Collateral Grantor or such other Restricted Subsidiary shall, as soon as practicable after the acquisition of the applicable asset or the occurrence of the event requiring such Restricted Subsidiary to become a Collateral Grantor (and, in any event, within 20 Business Days after such acquisition or event), (i) grant to the Collateral Agent a first-priority perfected Lien in the assets of such Restricted Subsidiary or Collateral Grantor which are required to be, but are not already, subject to a first-priority perfected Lien, (ii) deliver any certificates and opinions to the Collateral Agent in respect thereof as required by this Indenture and the applicable Security Documents and (iii) take all other appropriate actions to ensure the Collateral Agent has a first-priority perfected Lien therein. All references to a “first-priority perfected Lien” in this Section 10.3 shall be understood to be subject to Permitted Collateral Liens, if any.

Section 10.4    Impairment of Security Interest. The Issuer shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral or (ii) grant any Person, or permit any Person to retain (other than the Collateral Agent), any Liens on the Collateral (other than Liens not prohibited by this Indenture, the Notes, the Guarantees and the Security Documents). The Issuer and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as are necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 10.5    Collateral Securities; Collateral Vessels. If at any time after the Issue Date (a) no Collateral Securities are pledged under any Conforming Margin Loan Agreement (including the Margin Loan Agreement) or (b) the Petrojarl Foinaven FPSO Unit becomes a Collateral Vessel, then the Issuer shall, as soon as practicable thereafter (and, in any event, within 20 Business Days), cause each Collateral Grantor that directly owns, in the case of clause (a), the Collateral Securities or, in the case of clause (b), such Collateral Vessel, to (i) grant to the Collateral Agent a first-priority perfected Lien in such Collateral Securities or Collateral Vessel, as applicable, (ii) deliver any certificates and opinions to the Collateral Agent in respect thereof as required by this Indenture and the applicable Security Documents and (iii) take all other appropriate actions to ensure the Collateral Agent has a first-priority perfected Lien therein. All references to a “first-priority perfected Lien” in this Section 10.5 shall be understood to be subject to Permitted Collateral Liens, if any.

Section 10.6    Release of Liens on the Collateral.

(a)    The Liens on the Collateral securing the Notes will automatically and without the need for any further action by any Person be released:

(1)    in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

(2)    in whole upon:

(A)    a Legal Defeasance or Covenant Defeasance as set forth in Article VIII hereof; or

(B)    the satisfaction and discharge of this Indenture as set forth in Section 8.8;

(3)    in part, as to any property (a) constituting Collateral that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Restricted Subsidiary) in a transaction not prohibited by this Indenture or the Security Documents at the time of such sale, transfer or disposition or (b) constituting Collateral (other than a Collateral Vessel or the Collateral Securities) that is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4)    in whole or in part, as applicable, in accordance with the provisions in Article IX;

(5)    in part, in accordance with the applicable provisions of the Security Documents; or

(6)    in whole or in part, as applicable, as to all or any part of the Collateral that has been taken by eminent domain, condemnation or other similar circumstances,

provided that, in the case of any release in whole pursuant to clauses (1), (2) and (4) above, all amounts owing to the Trustee and the Collateral Agent under this Indenture, the Notes, the Guarantees and the Security Documents have been paid in full.

(b)    To the extent a proposed release of Collateral is not automatic and requires action by the Trustee or the Collateral Agent, the Issuer and each Guarantor will furnish to the Trustee and the Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officer’s Certificate and an Opinion of Counsel that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with.

(c)    Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed without recourse or warranty (at the expense of the Issuer or the Guarantors) to the Issuer or the Guarantors, as the case may be, the released Collateral, pursuant to such documents or instruments prepared by or on behalf of the Issuer or such Guarantor.

Section 10.7    Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a)    Subject to the provisions of the Security Documents, each of the Trustee or the Collateral Agent may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (1) enforce any of its rights or any of the rights of the Holders under the Security Documents and (2) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee or the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee). The Collateral Agent shall not be required to take any actions outside of the United States to preserve, protect or enforce its interests in the Collateral.

(b)    Except as otherwise expressly set forth in the Security Documents, neither the Trustee nor the Collateral Agent shall be responsible for, nor do they make any representation regarding, the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Agent shall have any responsibility for recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c)    Where any provision of this Indenture requires that additional property or assets be added to the Collateral and a security interest with respect to such property or assets would not be created or perfected without preparation and execution of additional documentation, the Issuer and each Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(1)    a request from the Issuer that such Collateral be added;

(2)    the form of instrument adding such Collateral, in such form as the Issuer shall deem proper; provided that any such form is administratively satisfactory to the Trustee and the Collateral Agent; and

(3)    such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)    The Trustee and the Collateral Agent, in giving any consent or approval under the Security Documents or in executing any Security Documents, shall be entitled to receive, as a condition to such consent or approval or to executing such document in the case of a request to execute a Security Document, a request of the Issuer and, in all cases, an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent specified in this Indenture with respect to the action or omission for which consent or approval is to be given have been satisfied or that such action or omission for which consent or approval is not being given does not violate this Indenture, and the Trustee and the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate and Opinion of Counsel.

(e)    Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture or any Security Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such written instruction, advice or concurrence of the Trustee (acting at the direction of the Holders and otherwise in accordance with this Indenture and the Security Documents), and such indemnity from the Holders as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 10.8    [Reserved].

Section 10.9 Information Regarding Collateral.

(a)    The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, promptly (and in any event within no more than thirty days of such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) legal identification number. The Issuer and the Guarantors will take all necessary action so that the Lien in favor of the Collateral Agent pursuant to this Indenture and/or the Security Documents is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Security Documents. The Issuer shall also promptly notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

(b)    Each year, within 120 days after the end of the preceding fiscal year, the Issuer shall deliver to each of the Trustee and the Collateral Agent a certificate of a responsible financial officer of the Issuer setting forth the information required pursuant to the schedules required by this Indenture and/or the Security Documents or confirming that there has been no change in such information since the date of the prior annual certification.

Section 10.10    Negative Pledge. The Issuer and each Guarantor shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Collateral Liens.

Section 10.11    Regarding the Collateral Agent

(a)    The Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate.

(b)    Except as otherwise expressly set forth in the Security Documents, neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Collateral Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(c)    Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(d)    The Collateral Agent shall not be liable for (i) any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, and (ii) interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent shall be segregated from other funds except to the extent required by law).

(e)    The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(f)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Issuer or the Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) whom it shall designate to possess, own, operate or manage, as the case may be, such property.

(g)    For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture.

(h)    The Collateral Agent may resign or be replaced in accordance with Section 7.7, with references in such section to Trustee deemed to be references to the Collateral Agent.

(i)    The Issuer and Guarantors agree to compensate, reimburse and indemnify the Collateral Agent in accordance with Section 7.6.

(j)    The Collateral Agent shall be entitled to all of the rights, privileges, protections, immunities and benefits of the Trustee.

(k)    Whether or not specifically set forth therein, in acting under any Security Document, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities set forth herein.

ARTICLE XI

GUARANTEES

Section 11.1    Guarantees.

(a)    For value received, each Guarantor, fully and unconditionally, jointly and severally with each other Guarantor and each other Person which may become a Guarantor hereunder, guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, to the Trustee and to the Collateral Agent, that: (i) the principal of and premium, if any, and interest, if any, on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

(b)    Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)    Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce each such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee, the Collateral Agent or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Trustee, the Collateral Agent and the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee, the Collateral Agent or any of the Holders and any other amounts due and owing to the Trustee and the Collateral Agent under this Indenture.

(d)    If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee, the Collateral Agent or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)    Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(f)    Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

Section 11.2    Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B shall be executed on behalf of such Guarantor by an Officer of such Guarantor (or, if an Officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. In case the Officer, board member or director of such Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds such or any office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.3    Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.4    Limitation of Guarantors’ Liability. Each Guarantor and, by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and the related security granted as Collateral therefor (other than a company that is a direct or indirect parent of the Issuer) shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or the related security granted as Collateral therefor, result in the obligations of such Guarantor under its Guarantee or the related security granted as Collateral therefor constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable under applicable law.

Section 11.5    Releases. A Guarantor shall be automatically released from its Obligations under its Guarantee and this Indenture (without the need for any action by any party) upon:

(a)

(1)    any sale or other disposition of all or substantially all of the assets of such Guarantor (by merger, consolidation, amalgamation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(2)    any sale, exchange or transfer (by merger, consolidation, amalgamation or otherwise) of all or a portion of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate Section 4.10 of this Indenture;

(3)    the proper Designation of such Guarantor by the Issuer as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(4)    upon the release of an Obligation by such Guarantor under the Debt Facility that initially triggered such Guarantor’s obligations to incur such Guarantee if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture;

(5)    if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option pursuant to Section 8.2 or Section 8.3 or if its Obligations under this Indenture are discharged in accordance with Section 8.8; or

(6)    liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; and

(b)    the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Upon the release of any Guarantee in accordance with this Indenture, the Trustee shall execute any documents reasonably requested in order to evidence the release of the Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

Section 11.6    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XII

MISCELLANEOUS

Section 12.1    Concerning the Trust Indenture Act. The Trust Indenture Act of 1939, as amended, shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees.

Section 12.2    Notices. Any notice, request, direction, instruction or communication by the Issuer, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the addresses set forth below:

If to the Issuer or any Guarantor:

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

Fax No.: (441) 292-3931

Attention: Corporate Secretary

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main St., Suite 4500

Houston, TX 77007

Facsimile: (713) 836-3601

Attention: Matthew Pacey, P.C.

If to the Trustee or the Collateral Agent:

Wilmington Trust, National Association

15950 N. Dallas Parkway, Suite 550

Dallas, Texas 75248

Facsimile: (888) 316-6238

Attention: Teekay Notes Administrator

The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee or the Collateral Agent) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder and the Trustee or the Collateral Agent shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary, in accordance with its applicable policies as in effect from time to time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Any notice mailed or delivered to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or indemnifications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risks of interception and misuse by third parties.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer delivers a notice or communication to Holders, it shall mail a copy to the Trustee and the Collateral Agent at the same time.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.3    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the issuance of the Initial Notes), the Issuer shall furnish to the Trustee upon request:

(a)    an Officer’s Certificate (which shall include the statements set forth in Section 12.4) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)    an Opinion of Counsel (which shall include the statements set forth in Section 12.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In case of any application or request as to which the furnishing of other specified documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional Officer’s Certificate or Opinion of Counsel need be furnished.

Section 12.4    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than any certificate required by Section 4.4 or Section 10.9 hereof) shall include substantially:

(a)    a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any one Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.5    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

Section 12.6    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor will have any liability for any indebtedness, obligations or liabilities of the Issuer or any Guarantor under the Notes, this Indenture, the Guarantees or the Security Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 12.7    Governing Law; Consent to Jurisdiction. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Section 12.8    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan agreement or debt agreement of the Issuer or any of its Subsidiaries or of any other Person. Any such indenture, loan agreement or debt agreement may not be used to interpret this Indenture.

Section 12.9    Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors and assigns.

Section 12.10    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11    Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.12    Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.13    Force Majeure. In no event shall the Trustee, the Collateral Agent or any other Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or stoppages for any reason, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee, the Collateral

Agent and each of the Agents shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14    Legal Holidays. If any scheduled payment date with respect to the payment of principal, premium, if any, or interest on the Notes, including, without limitation, any interest payment date, redemption date, stated maturity or maturity date, falls on a day that is not a Business Day, then notwithstanding any other provision of this Indenture or of the Notes, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment.

Section 12.15    Benefit of the Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16    Jury Trial Waiver. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

Dated as of May 13, 2019.

COMPANY

TEEKAY CORPORATION

By:	/s/ Arthur Bensler
Name:	Arthur Bensler
Title:	Corporate Secretary Teekay Corporation

[Signature Page to the Indenture]

Dated as of May 13, 2019.

GUARANTORS

TEEKAY HOLDINGS LIMITED

By:	/s/ Edith Robinson
Name:	Edith Robinson
Title:	President & Secretary

[Signature Page to the Indenture]

Dated as of May 13, 2019.

GUARANTORS

BANFF L.L.C.

By:	/s/ Edith Robinson
Name:	Edith Robinson
Title:	President

[Signature Page to the Indenture]

Dated as of May 13, 2019.

GUARANTORS

HUMMINGBIRD SPIRIT L.L.C.

By:	/s/ Edith Robinson
Name:	Edith Robinson
Title:	President

[Signature Page to the Indenture]

Dated as of May 13, 2019.

GUARANTORS

TEEKAY PETROJARL FLOATING PRODUCTION UK LTD.

By:	/s/ Stig-Morten Helland
Name:	Stig-Morten Helland
Title:	Director

[Signature Page to the Indenture]

Dated as of May 13, 2019.

GUARANTORS

PETROJARL 4DA

By:	/s/ Chris Brett
Name:	Chris Brett
Title:	Chairman of the Board of Directors

[Signature Page to the Indenture]

Dated as of May 13, 2019.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Registrar and Paying Agent

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1    Definitions.

(a)    Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Appendix A-1

(b)    Other Definitions.

Term:	Defined in Section:
“Agent Member”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating

(a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided herein. The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially, only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered 144A-001 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered S-001 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with the Indenture) as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 of the Indenture and Section 2.2(c) of this Appendix A.

Appendix A-2

(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of the Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants and current holders in, the Depositary, Euroclear and Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or any other custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Subject to any provisions contained in the Indenture, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)    Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)    to register the transfer of such Definitive Notes; or

(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

Appendix A-3

(2)    in the case of Transfer Restricted Notes, must be transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and be accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i)    a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

Appendix A-4

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)    Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

Appendix A-5

(iv)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)    Legends.

(i) Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 903 AND RULE 904 OF REGULATION S, AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE

Appendix A-6

DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 903 AND RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR

Appendix A-7

TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) (A) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND, (B) IF IT IS A PLAN, ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE NOT RESCINDED OR OTHERWISE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THE DECISION TO ACQUIRE THE NOTE HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(C)(1).

(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such

Appendix A-8

exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(iii)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)    Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)    No service charge shall be imposed in connection with any registration of transfer or exchange of the Notes (other than pursuant to Section 2.7 of the Indenture), but the Issuer may require payment of a sum sufficient to cover any documentary, stamp, similar issue or transfer tax or similar governmental charge payable in connection therewith (other than any such documentary, stamp, similar issue or transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.7, 3.9, 4.10, 4.13, 4.18 and 9.4 of the Indenture).

(iii)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)    In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable

Appendix A-9

to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3    Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) the Issuer, at its option and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or (iii) an Event of Default has occurred and is continuing and the Depositary notifies the Trustee of its decision to exchange such Global Note for Definitive Notes. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuer or Trustee.

Appendix A-10

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix A-11

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP/ISIN

[RULE 144A][REGULATION S] [GLOBAL] NOTE

9.250% Senior Secured Notes due 2022

No.	$

TEEKAY CORPORATION

promises to pay to              or registered assigns the principal sum of              DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note]1 on November 15, 2022.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

TEEKAY CORPORATION

By:
Name:
Title:

[1]	Include in Global Notes

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

9.250% Senior Secured Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Teekay Corporation., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), promises to pay interest on the principal amount of this Note at 9.250% per annum until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [May 13, 2019]2; provided that the first Interest Payment Date shall be November 15, 2019. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

[2]	With respect to Notes other than the Initial Notes, fill in date of last interest payment.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of May 13, 2019 (as amended or supplemented from time to time, the “Indenture”), among Teekay Corporation, the Guarantors named therein, the Trustee, and Wilmington Trust, National Association, as Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 9.250% Senior Secured Notes due 2022. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.1, 4.9 and 4.12 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    SECURITY. The Notes and the Guarantees will be secured by first-priority Liens, subject to Permitted Collateral Liens, on the Collateral subject to the terms and conditions set forth in the Indenture and the Security Documents. The Collateral Agent will hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents. Each Holder by accepting this Note consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

6.    REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Net Proceeds Offer pursuant to Section 4.10 of the Indenture, a Change of Control Offer pursuant to Section 4.13 of the Indenture or a Specified Proceeds Offer pursuant to Section 4.18 of the Indenture, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Specified Proceeds Offer, Net Proceeds Offer or Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

8.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes or the Security Documents may be amended or supplemented as provided in the Indenture.

10.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $        principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	pursuant to Rule 144 under the Securities Act; or

(7)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of, the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE3

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:
Your Signature:

[3]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10, Section 4.13 or Section 4.18 of the Indenture, check the appropriate box below:

☐  Section 4.10                 ☐  Section 4.13                 ☐  Section 4.18

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10, Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of $2,000)

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[        ] Supplemental Indenture (this “Supplemental Indenture”), dated as of [        ] [    ], 20[    ], among (the “Guaranteeing Subsidiary”), a subsidiary of Teekay Corporation, a Marshall Islands corporation (the “Company”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Wilmington Trust, National Association, as notes collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and Collateral Agent an indenture (the “Indenture”), dated as of May 13, 2019, providing for the issuance of an unlimited aggregate principal amount of 9.250% Senior Secured Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article XI thereof.

3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY, THE TRUSTEE AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

B-1

5.    Counterparts. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by “.pdf” or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by “.pdf” or other format) shall be deemed to be their original signatures for all purposes.

6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.    The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:
Name:
Title:

B-2